SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE GAP, INC.

(Name of Registrant as Specified in Its Certificate)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Gap Inc. Shareholders

Proxy Statement

May 9, 2006 San Francisco, California

THE GAP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m, San Francisco Time

DATE	Tuesday, May 9, 2006

PLACE	Gap Inc. Headquarters
Two Folsom Street
San Francisco, California

ITEMS OF BUSINESS	■	Elect a Board of Directors.
	■	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 3, 2007.
	■	Approve the amendment and restatement of our 1996 Stock Option and Award Plan, to be known upon approval as the 2006 Long-Term Incentive Plan.
	■	Transact such other business as may properly come before the meeting.

RECORD DATE	You must be a shareholder of record at the close of business on March 13, 2006 to vote at the Annual Meeting.

PROXY VOTING	Whether or not you plan to attend the Annual Meeting, please vote your shares by either:

a.	Completing and returning the enclosed proxy card;
b.	Using the toll-free telephone number on your proxy card, if you are in Canada or the United States; or
c.	Using the Internet by following the instructions on your proxy card.

If you vote by telephone or Internet (our preferred methods due to significant cost savings to us), you do not need to return your proxy card.

ADMISSION TO THE

ANNUAL MEETING	If you plan to attend the meeting and you are a shareholder of record (your shares are in your name), you must bring the enclosed admission ticket and photo identification with you to the meeting.

If you plan to attend the meeting and your shares are held in “street name” (your shares are held in a brokerage account), check the box on the right side of the card so that your broker can send you a legal proxy. You must bring the legal proxy along with photo identification to the meeting. You will not be allowed to attend this meeting without proof of share ownership and identification. Please allow ample time for check-in.

By Order of the Board of Directors,

/s/ Lauri M. Shanahan

Lauri M. Shanahan

Corporate Secretary

March 30, 2006

PROXY STATEMENT	1

The Proxy	1
Shareholders with the Same Last Name and Address	2
Vote Confidentiality	2
Voting Securities and Voting Rights	2
Other Business	3
Proposals of Shareholders	3

PROPOSALS REQUIRING YOUR APPROVAL	5

PROPOSAL NO. 1 — Election of Directors	5

Nominees for Election as Directors	5
Director Independence	7
Nomination of Directors	7
Evaluation of Directors	8
Attendance of Directors at Annual Meetings of Shareholders	8
Board Committees	8
Meetings and Meeting Attendance	10
Communication with Directors	10
Compensation of Directors	10
Charitable Gift Matching	13
Corporate Governance	13

PROPOSAL NO. 2 — Selection of Independent Registered Public Accounting Firm	15

Principal Accounting Firm Fees	15
Report of the Audit and Finance Committee	16

PROPOSAL NO. 3 — To approve the amendment and restatement of our 1996 Stock Option and Award Plan, to be known upon approval as the 2006 Long-Term Incentive Plan	17

BENEFICIAL OWNERSHIP OF SHARES	25

Section 16(a) Beneficial Ownership Reporting Compliance	26

EXECUTIVE COMPENSATION	27

Summary of Executive Compensation	27
Summary Compensation Table/Tally Sheet for Chief Executive Officer	29
Charitable Gift Matching	30
Stock Options	30
Employment Contracts, Termination of Employment and Change in Control Arrangements	31
Equity Plan Compensation Information	32
Compensation Committee Interlocks and Insider Participation	34

REPORT OF COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION	35

PERFORMANCE GRAPH	42

OTHER REPORTABLE TRANSACTIONS	43

APPENDIX A — Audit and Finance Committee Charter	A1

APPENDIX B — The Gap, Inc. 2006 Long-Term Incentive Plan	B1

THE GAP, INC.

TWO FOLSOM STREET

SAN FRANCISCO, CALIFORNIA 94105

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held on May 9, 2006, at 10:00 a.m., San Francisco Time, at Gap Inc. Headquarters, Two Folsom Street, San Francisco, California, and at any adjournment thereof.

This Proxy Statement and enclosed form of proxy were first sent to shareholders on or about March 30, 2006. References in this Proxy Statement to the “Company,” “we,” “us,” and “our” refer to The Gap, Inc.

The Proxy

The persons named as proxyholders were selected by our Board of Directors and are officers of the Company.

The proxyholders will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board of Directors as follows:

FOR the election of the directors nominated by the Board of Directors;

FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007; and

FOR approval of the amendment and restatement of our 1996 Stock Option and Award Plan, to be known upon approval as the 2006 Long-Term Incentive Plan.

We will pay all expenses in connection with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by telephone, fax or in person. We have also retained the services of Georgeson Shareholder Communications, Inc. to solicit the proxies of certain shareholders for the Annual Meeting. The cost of such services is estimated to be $8,000, plus reimbursement of out-of-pocket expenses.

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

The Gap, Inc.

Two Folsom Street

San Francisco, California 94105.

You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting in person at the Annual Meeting.

Shareholders with the Same Last Name and Address

In accordance with notices we sent to certain shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save printing, postage and administrative expenses as well as natural resources.

If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105 or by calling us at (415) 427-4697.

If you are a shareholder of record (your shares are in your name and not held in a brokerage account) and you would like to opt out of householding for future mailings, please submit your request in writing to Wells Fargo Bank, N.A., Shareowner Services, Attn: Householding/The Gap, Inc., P.O. Box 64854, St. Paul, Minnesota 55164-0854 or call us at (415) 427-4697. Similarly, you may also contact us if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

If you hold your stock in “street name,” (your shares are held in a brokerage account), you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Vote Confidentiality

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except

■	As required to tabulate and certify the vote;

■	As required by law; and/or

■	If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

Voting Securities and Voting Rights

Our only outstanding voting securities are our shares of common stock, of which 853,611,821 shares were outstanding at the close of business on March 13, 2006. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. Each shareholder is entitled to one vote per share on each matter submitted to the meeting.

The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Election of directors by shareholders will be determined by a plurality of the votes of the shares present, in person, or by proxy at the Annual Meeting and entitled to vote on the election of directors. Under our Corporate Governance Guidelines, at any meeting of shareholders where nominees are subject to an uncontested election (the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election, shall submit to the Corporate Secretary of the Company a letter offering his or her resignation, subject to the Board of Directors’ acceptance. The Governance, Nominating and Social Responsibility Committee will consider the offer of resignation and will recommend to the Board the action to be taken. The Board of Directors will act promptly with respect to each such letter of resignation and will promptly notify the director concerned of its decision. The Board of Directors’ decision will be disclosed publicly.

The other matters submitted for shareholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” are, however, counted in determining whether there is a quorum.

Other Business

If any matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 14, 2006, (ii) shareholder proposals omitted from this Proxy Statement and the form of proxy pursuant to the proxy rules of the Securities and Exchange Commission, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notified, of any other matters that may be presented for consideration at the meeting.

Proposals of Shareholders

If a shareholder would like us to consider including a proposal in our Proxy Statement and form of proxy for our Annual Meeting in 2007, the shareholder must deliver it to the Company’s Corporate Secretary no later than November 30, 2006. Proposals must be addressed to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105.

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before our Annual Meeting in 2007 (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (Pacific Standard Time) on February 13, 2007, and no earlier than January 14, 2007 (i.e., not less than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed this Proxy Statement to shareholders). The notice must contain information required by our Bylaws, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneficially owned by the shareholder, any material interest of the shareholder in the business proposed, and other information required to be provided by the shareholder pursuant to the proxy rules of the Securities and

Exchange Commission. If a shareholder fails to submit the notice by February 13, 2007, then the proposed business would not be considered at our Annual Meeting in 2007, due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2007 as to which the proponent fails to notify us on or before February 13, 2007. Notifications must be addressed to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained at gapinc.com or by writing to our Corporate Secretary at that address.

PROPOSALS REQUIRING YOUR APPROVAL

PROPOSAL NO. 1 — Election of Directors

Nominees for Election as Directors

Directors will be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are elected. The Governance, Nominating and Social Responsibility Committee of the Board of Directors has proposed to nominate the persons whose names are set forth below, all of whom are current directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted for the election of all these nominees to the Board of Directors.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the Board of Directors may reduce the number of directors fixed by our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board of Directors may recommend in place of the nominee. Set forth below is certain information concerning the nominees, including age and principal occupation during at least the last five years, based on data furnished by each nominee.

= Chair     = Member

Nominee	Director Since	Audit and Finance Committee	Compensation and Management Development Committee	Governance, Nominating and Social Responsibility Committee
Howard P. Behar, age 61. Executive of Starbucks Corporation, a coffee retailer, 1989-1999 and 2001-2002. Director of Shurgard Storage Centers, Inc. and Starbucks Corporation.	2003

Adrian D. P. Bellamy, age 64. Executive Chairman of The Body Shop International plc, a personal care retailer, since 2002. Chairman of Reckitt Benckiser plc. and Director of Williams-Sonoma, Inc.	1995

Domenico De Sole, age 62. President and Chief Executive Officer of Gucci Group NV, a luxury multi-brand company, 1995-2004. Director of Bausch & Lomb, Delta Air Lines, Inc., and Telecom Italia.	2004

Donald G. Fisher, age 77. Founder. Chairman Emeritus since 2004. Chairman of the Company, 1969-2004. Chief Executive Officer of the Company, 1969-1995. Director of The Charles Schwab Corporation. (Donald G. Fisher and Doris F. Fisher are husband and wife, and parents of Robert J. Fisher.)	1969

= Chair     = Member

Nominee	Director Since	Audit and Finance Committee	Compensation and Management Development Committee	Governance, Nominating and Social Responsibility Committee

Doris F. Fisher, age 74. Founder. Merchandiser of the Company, 1969-2003. (Donald G. Fisher and Doris F. Fisher are husband and wife, and parents of Robert J. Fisher.)	1969

Robert J. Fisher, age 51. Chairman since 2004. Executive of the Company, 1992-1999. Director of Sun Microsystems, Inc. (Robert J. Fisher is the son of Donald G. and Doris F. Fisher.)	1990

Penelope L. Hughes, age 46. Executive of the Coca-Cola Company, a global beverage company, 1984-1994. Director of Vodafone Plc, Reuters Group PLC and Skandinaviska Enskilda Banken AB.	2002

Bob L. Martin, age 57. Lead Independent Director since 2002. Chief Executive Officer (part-time) of Mcon Management Services, Ltd., a consulting company, since 2002. Independent Consultant from 1999-2002; Former Executive of Wal-Mart International, a division of Wal-Mart Stores Inc. Director of Conn’s Inc., Furniture Brands International, Inc., Guitar Center, Inc. and Sabre Holdings Corporation.	2002

Jorge P. Montoya, age 59. President, Global Snacks & Beverages, and President, Latin America, of The Procter & Gamble Company, a consumer products company, 1999-2004. Director of Rohm & Haas Company.	2004

Paul S. Pressler, age 49. President and Chief Executive Officer of the Company since 2002; Chairman of Walt Disney Parks and Resorts, an entertainment company, 2000-2002. Director of Avon Products, Inc.	2002

= Chair     = Member

Nominee	Director Since	Audit and Finance Committee	Compensation and Management Development Committee	Governance, Nominating and Social Responsibility Committee

James M. Schneider, age 53. Senior Vice President and Chief Financial Officer of Dell Inc., a computer manufacturer, since 2000. Director of General Communication, Inc. and Lockheed Martin Corporation.	2003

Mayo A. Shattuck III, age 51. Chairman of Constellation Energy Group, an energy company, since 2002; President and Chief Executive Officer of Constellation Energy Group since 2001; Co-Chairman and Co-Chief Executive Officer of Deutsche Bank Alex Brown, a brokerage and financial services company, 1999-2001. Director of Capital One Financial Corporation.	2002

Information concerning our executive officers who are not also directors is set forth in our Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

Director Independence

The Board of Directors has analyzed the independence of each director and nominee and has determined that the following directors are independent under the New York Stock Exchange (“NYSE”) rules and have no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company): Messrs. Behar, Bellamy, De Sole, Martin, Montoya, Schneider, and Shattuck; and Mses. Hughes and Margaret C. Whitman (who is not standing for reelection). In particular, the Board has determined that none of these directors have relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the NYSE Listed Company Manual.

Nomination of Directors

The Governance, Nominating and Social Responsibility Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board. The Chairman and CEO, as well as at least two independent directors, must interview any qualified candidates prior to nomination. Certain other directors and members of management interview each candidate as requested by the Chairman, CEO or chair of the Committee.

The Governance, Nominating and Social Responsibility Committee has engaged SpencerStuart as an independent consultant to identify potential director nominees. SpencerStuart assists the Committee in identifying a diverse pool of qualified candidates and in evaluating and pursuing individual candidates at the direction of the Committee.

All director nominees must possess certain core competencies, some of which may include experience in retail, consumer products, international business/markets, real estate, store operations, finance and accounting, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, media or public relations, finance or accounting, or experience as a CEO. In addition to having one or more of these core competencies, director nominees are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business. All director nominees are pre-screened to ensure each candidate has qualifications that complement the overall core competencies of the Board. The screening process also includes conducting a background evaluation and an independence determination.

The Governance, Nominating and Social Responsibility Committee will also consider director nominees recommended by shareholders. Our Amended and Restated Bylaws provide that in order for a shareholder to propose director nominations at the meeting of shareholders in 2007, the shareholder must give written notice to our Corporate Secretary no later than the close of business (San Francisco Time) on February 13, 2007, and no earlier than January 14, 2007 (i.e., not less than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed this Proxy Statement to shareholders). The notice must contain (i) information required by our Bylaws about the identity and background of each nominee and the shareholder making the nomination, (ii) other information that must be disclosed in proxy solicitations for election of directors under the proxy rules of the Securities and Exchange Commission, (iii) the nominee’s consent to the nomination and to serve, if elected, and (iv) certain other information required by our Bylaws. If a shareholder fails to submit the notice by February 13, 2007, then the nominee(s) of the shareholder will not be considered at our Annual Meeting in 2007 in accordance with our Bylaws. Notifications must be addressed to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained at gapinc.com or by writing to our Corporate Secretary at the above address.

Evaluation of Directors

The Governance, Nominating and Social Responsibility Committee oversees a formal evaluation process to assess the composition and performance of the Board, each committee, and each individual director on an annual basis. The assessment is conducted to ensure the Board, committees, and individual members are effective and productive and to identify opportunities for improvement and skill set needs. As part of the process, each member completes a detailed and thorough questionnaire that includes Board, committee and individual assessments. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any member and are kept confidential to ensure honest and candid feedback is received. The Committee reports the results annually to the Board, at which time the Board discusses opportunities and agrees upon plans for improvement as appropriate. A director will not be nominated for reelection unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

Attendance of Directors at Annual Meetings of Shareholders

Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Chairman, Lead Independent Director and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. Messrs. Behar, Bellamy, Donald G. Fisher, Robert J. Fisher, Martin, Montoya, Pressler, Schneider, Shattuck and Msess. Hughes and Whitman (who is not standing for reelection) attended our 2005 Annual Meeting.

Board Committees

The Board of Directors has three standing committees: the Audit and Finance Committee; the Compensation and Management Development Committee; and the Governance, Nominating and Social Responsibility Committee. Each committee is composed solely of independent directors, as defined under Securities and Exchange Commission and New York Stock Exchange rules.

■	Audit and Finance Committee

The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, the performance of the internal audit function, the effectiveness of the corporate compliance program, and such other duties as directed by the Board of Directors. The Committee operates under a written charter (included in this Proxy as Appendix A) that was adopted by the Board of Directors. The charter is available at gapinc.com or by writing to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105.

The present members of the Audit and Finance Committee are Ms. Hughes, and Messrs. De Sole, Schneider and Shattuck (Chair). Our Board of Directors has determined that the Committee has two members who are “audit committee financial experts” as determined under Regulation S-K Item 401(h) of the Securities Exchange Act of 1934: Messrs. Shattuck and Schneider, both of whom are “independent” directors as determined under applicable New York Stock Exchange listing standards.

■	Compensation and Management Development Committee

The Compensation and Management Development Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board of Directors. The Committee operates under a written charter that was adopted by the Board of Directors. The charter is available at gapinc.com or to our shareholders by writing to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105. The present members of the Compensation and Management Development Committee are Messrs. Behar (Chair), Bellamy, Martin and Montoya.

■	Governance, Nominating and Social Responsibility Committee

The Governance, Nominating and Social Responsibility Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s corporate governance matters, including the development of corporate governance guidelines, periodic evaluation of the Board, its committees and individual directors, identification and selection of director nominees, oversight of the Company’s policies and practices relating to social and environmental issues, and such other duties as directed by the Board of Directors. The Committee operates under a written charter that was adopted by the Board of Directors. The charter is available at gapinc.com or to our shareholders by writing to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105.

The present members of the Governance, Nominating and Social Responsibility Committee are Messrs. Behar, Bellamy, Martin (Chair), Montoya, Schneider, and Shattuck, and Ms. Whitman (who is not standing for reelection).

Meetings and Meeting Attendance

Fiscal Year 2005

Meeting Type	Number of Meetings Held
Board	6
Audit and Finance Committee	9
Compensation and Management Development Committee	9
Governance, Nominating and Social Responsibility Committee	4

In fiscal year 2005, each director nominee attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, individual Board members often work with management outside formal meetings.

The independent directors are scheduled to meet without the presence of management during each regularly scheduled Board meeting. Our Lead Independent Director, Mr. Martin, is generally responsible for organizing, managing and presiding over the independent director sessions of the Board, and reporting on outcomes of the sessions to the Chief Executive Officer and Chairman as appropriate. In addition, the directors who are not our employees (“non-employee directors”) meet without the presence of management at least twice annually. Our Chairman, Mr. Robert J. Fisher, presides at the non-employee director meetings.

Communication with Directors

Shareholders can send direct communication to our Board of Directors (through our Chairman, Lead Independent Director, and Corporate Governance department) by using the board@gap.com email address.

Compensation of Directors

We pay each of our non-employee directors an annual retainer, attendance fees and a committee chair retainer (if applicable) in the amounts set forth in the table below:

Fiscal 2005 ($)
Annual Retainer (1)	$50,000
Annual Retainer for Committee Chairs
Audit and Finance Committee	20,000
Compensation and Management Development Committee	20,000
Governance, Nominating and Social Responsibility Committee	10,000
Fee per Board Meeting	2,000
Fee per regularly scheduled Committee Meeting	1,500
Footnotes 1. The Chairman receives an additional annual retainer of $75,000.

Employee directors are not eligible for the annual retainer or attendance fees, and are not eligible to serve on committees or as committee chairs.

In January 2006, the Company established the Gap Inc. Supplemental Deferred Compensation Plan (“SDCP”) whereby highly compensated employees, including executive officers, and non-employee directors may elect to defer receipt of certain eligible income. The SDCP replaced the Executive Deferred Compensation Plan (“EDCP”), which was frozen as to new contributions on December 31, 2005, and the Non-employee Director Deferred Compensation Plan, which was terminated on September 27, 2005. The SDCP allows eligible employees and non-employee directors to defer a percentage of their salary and bonus (for non-employee directors, retainers and meeting fees) on a pre-tax basis. The deferred amounts are indexed to the employee’s choice of approved investment funds, including a notional Gap Stock Fund based on the performance of the Company’s common stock. The Company does not make matching contributions to employee deferrals under the SDCP other than for base salary deferrals representing the excess of the employee’s base pay over the current IRS qualified plan limit ($210,000 for 2005) which are matched at the same rate as in effect under GapShare, the Company’s 401(k) plan.

Under our current 1996 Stock Option and Award Plan, non-employee directors are eligible to receive stock options according to a pre-determined formula, as follows:

i.	each new non-employee director automatically receives an option to purchase 15,000 shares at the then-current fair market value; and

ii.	each continuing non-employee director automatically receives, on an annual basis, an option to purchase 7,500 additional shares at the then-current fair market value.

All initial options to new non-employee directors are granted on the date of appointment to the Board. All continuing non-employee director options are granted on the first business day after each Annual Meeting of Shareholders. The options normally become exercisable three years after the date of grant. Employee directors are not eligible for these options and Mrs. Fisher, although eligible as a non-employee director, has elected not to receive stock options. The Compensation and Management Development Committee is also authorized to grant discretionary options to non-employee directors. No discretionary grants were made in fiscal 2005.

Effective for fiscal 2006, and subject to approval by our shareholders of The Gap, Inc. 2006 Long-Term Incentive Plan, formerly known as the 1996 Stock Option and Award Plan (see Proposal No. 3 on page 17 of this Proxy Statement), the Board of Directors approved the replacement of the stock option grants described above with stock units to ensure competitive director compensation and appropriate alignment with long-term shareholder interests. Specifically, non-employee directors will receive the following:

i.	each new non-employee director will automatically receive stock units with an initial value of $100,000 based on the then-current fair market value of the Company’s common stock; and

ii.	each continuing non-employee director will automatically receive, on an annual basis, stock units with an initial value of $100,000 at the then-current fair market value of the Company’s common stock.

All initial stock units to new non-employee directors will be granted on the date of appointment to the Board. All continuing non-employee director stock units will be granted on the first business day after each Annual Meeting of Shareholders. These stock units normally will be subject to a three-year deferral period. During the deferral period, the stock units will be entitled to dividend equivalents which are reinvested in additional units annually. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment will be issued to each non-employee director unless a further deferral election has been made.

Notwithstanding the preceding two sentences, stock units and accumulated dividend equivalents will be issued immediately upon the resignation or retirement of a non-employee director.

The table below details the compensation for each director in fiscal 2005.

2005 Board of Directors Compensation (1)

Non-employee Directors	Annual Retainer	Attendance Fees	Chair Fees	Stock Options (#)	Grant Date Present Value ($) (2)	Total ($)
Howard P. Behar (3)	$50,000	$28,500	$12,500	7,500	$63,713	$154,713
Adrian D.P. Bellamy	50,000	28,500	7,500	7,500	63,713	149,713
Domenico De Sole	50,000	22,500	0	7,500	63,713	136,213
Doris F. Fisher	50,000	10,000	0	0	0	60,000
Robert J. Fisher	125,000	12,000	0	7,500	63,713	200,713
Penelope L. Hughes	50,000	22,500	0	7,500	63,713	136,213
Bob L. Martin	50,000	28,500	10,000	7,500	63,713	152,213
Jorge P. Montoya	50,000	28,500	0	7,500	63,713	142,213
James M. Schneider	50,000	29,500	0	7,500	63,713	143,213
Mayo A. Shattuck III	50,000	28,500	20,000	7,500	63,713	162,213

Employee Directors (4)	Salary	Bonus	Other Compensation	Stock Options	Grant Date Present Value ($) (2)	Total ($)
Donald G. Fisher	$544,700	$0	$9,497	0	0	$554,197
Paul S. Pressler	(See Summary Compensation Table on page 27 of this Proxy Statement)

Footnotes

1.        Table does not include compensation for items such as reimbursement for travel, merchandise discount, and any charitable gift matching.

2.        Reflects those options granted under the 1996 Stock Option and Award Plan, as described above. Based on a Black-Scholes option pricing model. This same model is used to compute the compensation expense related to stock options reported in our financial statements.

3.        Mr. Behar was appointed Chair of the Compensation and Management Development Committee on May 10, 2005.

4.        We do not pay director fees to directors who are employees of the Company or any affiliated company.

We also pay for or reimburse directors for travel expenses related to attending Board, committee, and Company business meetings, and approved educational seminars. Additionally, we provide directors access to office space and administrative support for Company business from time to time.

We occasionally invite director spouses to accompany directors to Board related events, for which we pay or reimburse travel expenses. These travel expenses are reported as compensation to the director and are grossed up to cover taxes. All directors and their immediate families are eligible to receive discounts on our merchandise in accordance with the Gap Inc. corporate employee merchandise discount policy.

The Non-Employee Director Retirement Plan is an unfunded deferred compensation plan that provides for annual benefits if a non-employee director has served on the Board for five consecutive years and is still a director at age 72. In fiscal 1996, the Board of Directors terminated this plan for future directors. Mr. Bellamy is the only director still eligible for plan benefits, assuming he meets the requirements of the plan, including remaining on the Board until age 72. In that event, he would receive an annual benefit payment equal to $27,000. The duration of these annual payments would equal the number of years that he served on the Board. If Mr. Bellamy dies before the maximum payment period expires, payments would continue for the life of his surviving spouse, or until the end of the maximum payment period, whichever is sooner.

Charitable Gift Matching

Directors are eligible to participate in our Gift Match Program available to all employees, under which contributions to eligible nonprofit organizations are matched by Gap Foundation, up to certain annual limits. In fiscal 2005, with the exception of Mr. Pressler who had an annual matching limit of $100,000 and Messrs. Donald G. Fisher, Robert J. Fisher and Ms. Doris F. Fisher who had annual matching limits of $25,000, the annual limit for directors was $10,000 under the Gift Match Program, an amount equivalent to the match limit for Company employees at the Senior Vice President level. Employee Directors Messrs. Donald G. Fisher and Pressler are also eligible to participate in our Board Service Program that matches nonprofit board service by Senior Director or above level employees with contributions to eligible nonprofit organizations, up to an annual limit of $10,000 for executives.

Corporate Governance

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the description set forth in this section below shall not be deemed to be incorporated by reference into any such filing.

Gap Inc. was founded in 1969 on the principle of conducting business in a responsible, honest and ethical manner. For the Company, good corporate governance means going beyond compliance. It means taking a leadership role in monitoring, adopting and maintaining practices that represent strong business ethics — and ensuring we communicate transparently and consistently with our shareholders.

Our adoption in September 2005 of a majority vote policy for director elections in our Corporate Governance Guidelines is one example of our ongoing commitment to adopting corporate governance best practices. Like us, most U.S. companies are incorporated in states with a default plurality standard for electing directors. This means that in a typical uncontested director election, where the number of nominees is equal to the number of seats, a candidate receiving less than a majority may be elected. In the last year, shareholder interest in changing from a plurality to a majority vote standard for electing directors emerged as a critical corporate governance issue.

We believe that an open and ongoing dialogue with shareholders and other external governance stakeholders is important to an understanding of the varying perspectives related to corporate governance issues. While assessing the legal and practical feasibility of adopting a majority vote standard, we sought the perspective of external governance stakeholders, including the Council of Institutional Investors (CII) and its members. CII is an organization composed of more than 140 public, union and corporate funds with more than $3 trillion in investments. As an active member of CII, Gap Inc. engaged in dialogue and responded to CII’s memo to Fortune 1,500 companies calling on boards to adopt a majority vote standard.

We also actively participated in a majority vote work group (Work Group) alongside thirteen other companies and four union pension funds. Throughout 2005, the Work Group examined many of the legal and practical concerns that have been raised, with a goal to promote informed shareholder and corporate consideration of a majority vote standard.

After closely monitoring the many perspectives and potential methods of implementing a majority vote standard, in September 2005, our Board adopted a majority vote policy for director elections in Gap Inc.’s Corporate Governance Guidelines. Our amended Corporate Governance Guidelines provide that at any shareholder meeting where there is an uncontested director election, any nominee for director that receives a greater number of votes “withheld” than votes “for” election would submit an offer letter of resignation. The Governance, Nominating and Social Responsibility Committee would consider the offer of resignation, and would recommend to the Board an action to be taken. The Board would act promptly to each letter of resignation, and would promptly notify the director concerned of its decision. The Board's decision would be disclosed publicly.

Our Corporate Governance Guidelines are available at gapinc.com or to our shareholders by writing to our Corporate Secretary at Gap, Inc., Two Folsom Street, San Francisco, CA 94105. If you would like further information, please go to our corporate governance section at gapinc.com. That section includes information about our governance practices, including:

■	Our Corporate Governance Guidelines;

■	Our Code of Business Conduct (available in print on request to our Corporate Secretary);

■	The Audit and Finance Committee Charter (also included as Appendix A of this Proxy Statement);

■	The Compensation and Management Development Committee Charter;

■	The Governance, Nominating and Social Responsibility Committee Charter;

■	Our Certificate of Incorporation;

■	Our Bylaws;

■	A method for shareholders to send direct communications to our Board of Directors (through our Chairman, Lead Independent Director and Corporate Governance department) by using the board@gap.com email address; and

■	Methods for employees and others to report suspected violations of our Code of Business Conduct or accounting, internal accounting controls or auditing concerns, to our Corporate Compliance department by using the confidential corporate_compliance@gap.com email address or through our Code Hotline (866) GAP-CODE (in the United States) in which calls are answered by a live operator from an outside company. Calls are free, confidential and may be made anonymously. Accounting, auditing, and other significant concerns are referred by the Corporate Compliance department to the Audit and Finance Committee.

PROPOSAL NO. 2 — Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007. If shareholders fail to approve the selection of Deloitte & Touche LLP, the Audit and Finance Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent auditing firm at any time and without shareholder approval, if the Audit and Finance Committee believes that such a change would be in our best interests and in the best interests of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Representatives of Deloitte & Touche LLP are expected to be present, available to make statements, and available to respond to appropriate shareholder questions at the Annual Meeting.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended January 28, 2006 and January 29, 2005 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”), which includes Deloitte Consulting:

Fiscal Year 2005 and 2004 Accounting Fees

	2005		2004
Fees (see notes below)	Amount	% of Total Fees for Year	Amount	% of Total Fees for Year
Audit Fees	$4,006,000	91%	$5,039,000	94%
Audit-Related Fees	87,000	2%	104,000	2%
Tax Fees	135,000	3%	86,000	2%
All Other Fees	150,000	3%	104,000	2%
Total	$4,378,000	100%	$5,333,000	100%

“Audit Fees” consists of fees for professional services rendered in connection with the audit of our consolidated annual financial statements, the review of our interim consolidated financial statements included in quarterly reports, and the audits in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” in fiscal 2005, this category consisted of fees for professional services rendered in connection with the audit of our employee benefit plans and audit procedures required by store leases. In fiscal 2004, this category consisted of fees for professional services rendered in connection with the audit of our employee benefit plans, audit procedures required by store leases, and audits related to the liquidation of foreign entities.

“Tax Fees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.

“All Other Fees” consists of fees for products and services other than the services reported above. In fiscal 2005 and 2004, this category included fees related to tax software and related training. The increase in fiscal 2005 is due to increased costs related to tax software and related training.

The Audit and Finance Committee has a policy to monitor and limit, as appropriate, non-audit related services performed by our independent registered public accounting firm. The policy requires pre-approval by the Audit and Finance Committee of all services performed by our independent registered public accounting firm.

Report of the Audit and Finance Committee

Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm qualifications, independence and performance, the performance of the internal audit function, the effectiveness of the corporate compliance program, and such other duties as directed by the Board of Directors. The Committee operates under a written charter (included in this Proxy Statement as Appendix A and available at gapinc.com) adopted by the Board of Directors. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 28, 2006 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee also has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006 for filing with the Securities and Exchange Commission.

Mayo A. Shattuck III (Chair)

Domenico De Sole

Penelope L. Hughes

James M. Schneider

PROPOSAL NO. 3 — Approval of the Amendment and Restatement of the Gap Inc. 1996 Stock Option and Award Plan

We are asking our shareholders to approve the amendment and restatement of our 1996 Stock Option and Award Plan (the “1996 Plan”), to be known upon approval as the 2006 Long-Term Incentive Plan (the “2006 Plan”), so that we can continue to use this plan to attract and retain key talent, encourage stock ownership by our employees, non-employee directors and consultants, to better align with governance best practices, and to receive a federal income tax deduction for certain compensation paid under this plan. Our Board of Directors (the “Board”) unanimously approved the 2006 Plan, subject to approval of our shareholders at the Annual Meeting. Approval of the 2006 Plan requires the affirmative vote of a majority of the shares of our common stock (“Shares”) that are present in person or by proxy at the Annual Meeting and entitled to vote on this matter. If the shareholders approve the 2006 Plan, it will replace the current version of the 1996 Plan. If the shareholders do not approve the 2006 Plan, the 1996 Plan will remain in effect.

The primary changes we propose to make to the 1996 Plan are:

(1) Increase the number of Shares authorized for issuance under the 2006 Plan by the sum of (a) the number of Shares (not to exceed 39,138,672) that remained available for grant under our non-shareholder approved 2002 Stock Option Plan (the “2002 Plan”) as of January 24, 2006, the date of board approval of the 2006 Plan (following such approval, no further awards will be made under the 2002 Plan), and (b) any Shares (not to exceed 30,800,884) that otherwise would have been returned to the 2002 Plan after January 24, 2006, on account of the expiration, cancellation, or forfeiture of awards granted thereunder;

(2) Add new performance goals that may be used under the 2006 Plan;

(3) Require shareholder approval before repricing outstanding awards and/or instituting an award exchange program;

(4) Provide that the number of Shares that remain available for issuance will be reduced by three Shares for each Share issued pursuant to an award other than an option or stock appreciation right;

(5) Remove the provision permitting the Compensation and Management Development Committee to grant a reload option;

(6) Require nonqualified stock options and freestanding stock appreciation rights to be granted with an exercise price of at least 100% of fair market value on the date of grant;

(7) Increase fiscal year limits on the number of Shares covered by awards of options, stock appreciation rights, restricted stock, and performance shares and on the initial value of Stock Units or Performance Units that may be granted to any participant;

(8) Add the ability to grant awards of unrestricted stock and stock units; and

(9) No longer provide for automatic grants of options to non-employee directors.

We believe strongly that the approval of the 2006 Plan is essential to our success. Our employees are our most valuable assets. Stock options and other awards such as those provided for under the 2006 Plan are vital to our ability to attract and retain outstanding and highly skilled employees, especially in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

The proposed modifications to the 2006 Plan are designed to allow the Company to continue to attract, retain and motivate people whose skills and performance are critical to the Company’s success, while giving shareholders greater control over use of the 2006 Plan. Some of the proposed changes to the 2006 Plan will restrict use of the 2006 Plan and reinforce our commitment to practices that we believe constitute higher standards for the market in which we operate. If shareholders approve the proposed changes to the 2006 Plan, we will be required to obtain shareholder consent to reprice any outstanding stock options (other than pro rata adjustments to reflect stock dividends and other corporate events) and/or to implement a program whereby outstanding awards are surrendered or cancelled in exchange for awards that have a lower exercise price or greater economic value. We also propose to prohibit the grant of so-called reload options (although we have not granted these types of options in the past). We will continue to monitor the environment in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term shareholder value.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE GAP, INC. 1996 STOCK OPTION AND AWARD PLAN.

SUMMARY OF THE 2006 PLAN

The following paragraphs provide a summary of the principal features of the 2006 Plan and its operation. The 2006 Plan is set forth in its entirety as Appendix B to this Proxy Statement.

Background and Purpose

The Plan permits grants of stock options, stock appreciation rights, restricted stock, unrestricted stock, performance units, performance shares, and stock units (collectively, “Awards”) to eligible participants. The Plan is intended to provide incentives to further the growth and profitability of the Company and to encourage stock ownership on the part of (1) employees of the Company and its affiliates, (2) consultants and others who provide significant services to the Company and its affiliates (“consultants”), and (3) directors of the Company who are employees of neither the Company nor any of its affiliates (“non-employee directors”). The Plan also is intended to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration of the Plan

The Plan is administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”). The Committee will generally consist of two or more directors who qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has the discretion to select the employees, consultants and non-employee directors who will be granted Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and to construe and interpret the provisions of the Plan and outstanding Awards. Notwithstanding the foregoing, Awards granted to non-employee directors shall be subject to Board approval if so required by the Committee Charter. In addition, the Committee may not reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without the approval of the shareholders, unless an Award is surrendered or cancelled in exchange for a different type of Award and/or cash having a total value equal to or less than the value of the surrendered or cancelled Award. The Committee may delegate all or any part of its authority to one or more directors or officers of the Company, but only the Committee itself can make Awards to participants who are executive officers of the Company.

If an Award expires or is canceled, forfeited or repurchased by the Company for any reason, the unvested or cancelled number of Shares that were subject to the Award generally will be returned to the available pool of Shares reserved for issuance under the Plan. Shares actually issued under the Plan or withheld to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will not be returned to the Plan and will not be available for future issuance under the Plan. Also, if the Company experiences a dividend or other distribution, merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company, or other change in its capital structure, the Committee has the discretion to make appropriate adjustments in the number of Shares reserved for issuance under the Plan, the number, class, and price of Shares subject to outstanding Awards and the per-person numerical limits on Awards to reflect the stock dividend or other change. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

Eligibility to Receive Awards

Employees, consultants and non-employee directors are eligible to be selected to receive one or more different types of Awards. (Previously, non-employee directors were eligible to receive only options). However, incentive stock options (which are entitled to favorable U.S. federal tax treatment) may be granted only to employees of the Company or any subsidiary of the Company at the time of grant. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee retains the discretion to select the participants.

Performance Goals

In order for Awards to qualify as “performance-based” compensation under Section 162(m) of the Code (see “U.S. Federal Tax Aspects” below), the Committee, in its discretion, must make one or more of the following performance goals applicable to a participant with respect to an Award: (1) comparable store sales growth, (2) earnings, (3) economic profit, (4) MICAP free cash flow, (5) return on equity, (6) return on net assets, (7) sales volume, (8) total sales, (9) total shareholder return, (10) the attainment of a share of the Company’s common stock of a specified fair market value for a specified period of time, (11) gross margin, (12) operating margin, (13) market share, (14) inventory performance, (15) cost reduction measures based on specified goals, (16) customer satisfaction based on specified goals that measure customer survey results, customer acquisition, customer loyalty, conversion or customer traffic, and (17) goals related to the attraction, retention and satisfaction of employees (each, a “Performance Goal”). These Performance Goals are defined in the Plan.

As determined by the Committee, the Performance Goals may (a) differ from participant to participant and from award to award, (b) be based on the performance of the Company as a whole or the performance of a specific participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, and/or per store basis, (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index).

Stock Option Awards

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options.

The number of Shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options covering more than 18,000,000 Shares. The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. The exercise price of incentive stock options shall not be less than 110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The total fair market value of the Shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally may not expire later than ten years after the date of grant (such term to be limited to 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries) or potentially up to eleven years in the event of the participant’s death. If the participant terminates service before his or her option’s normal expiration date, the Option may terminate sooner than its normal expiration date, depending upon the reason for the termination.

The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to provide legal consideration for the Shares and is consistent with the Plan’s purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

Stock Appreciation Right Awards

Stock appreciation rights (“SARs”) are Awards that give a participant the right to receive payment from the Company in an amount equal to: (1) the excess of the fair market value of a Share on the date of exercise over the exercise price, multiplied by (2) the number of Shares with respect to which the SAR is exercised. SARs may be granted as a separate Award or together with an option. Proceeds from SAR exercises may be paid in cash or Shares, as determined by the Committee. The number of Shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 18,000,000 Shares.

Awards of SARs may be granted in connection with all or any part of an option or may be granted independently of options. The Committee determines the terms and conditions of each SAR. However, the exercise price of a freestanding SAR may not be less than 100% of the fair market value of a Share on the grant date and the exercise price of tandem or affiliated SARs must equal the exercise price of the related option. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to options granted under the Plan.

Restricted and Unrestricted Stock Awards

Restricted stock awards are shares of the Company’s common stock which vest in accordance with terms established by the Committee in its discretion. Unrestricted stock awards are shares of the Company’s common stock that have no restrictions such as vesting terms. The number of Shares of restricted and unrestricted stock granted to any employee or consultant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 2,000,000 Shares.

In determining the vesting schedule for any Award of restricted stock, the Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may (but is not required to) provide that restricted stock will vest only if one or more performance objectives are satisfied and/or only if the participant remains employed with the Company for a specified period of time. If the Committee desires that the Award qualify as performance-based compensation under Section 162(m) of the Code, any restrictions will be based on a specified list of performance goals (see “Performance Goals” above for more information).

Unless the Committee determines otherwise, Shares of restricted stock will be held by the Company as escrow agent until any restrictions on the Shares have lapsed. The Committee may accelerate the time at which any restriction may lapse or be removed.

On the date set forth in the Award agreement, all unvested restricted stock will be forfeited to the Company.

Stock Unit, Performance Unit, and Performance Share Awards

Stock units, performance units, and performance shares are Awards in which amounts credited to a bookkeeping account established for the participant. A stock or performance unit has an initial value that is established by the Committee at the time of its grant. A performance share has an initial value equal to the fair market value of a Share on the date of grant. The number of stock units, performance units or shares granted to any employee or consultant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 2,000,000 performance shares or stock or performance units with an initial value greater than $20 million.

Whether a stock unit, performance unit or performance share Award actually will result in a payment to a participant will depend upon the extent to which the performance objectives, if any, established by the Committee are satisfied and the vesting criteria, if any, are met. The applicable performance objectives, vesting criteria and all other terms and conditions of the Award will be determined at the discretion of the Committee and may be based upon the achievement of Company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Committee. In order for an Award of performance units, performance shares or stock units to qualify as “performance-based” compensation under Section 162(m) of the Code, the Committee must use one or more of the Performance Goals that are discussed above with respect to Performance Goals. The Committee may, at its discretion, waive the achievement of any performance objectives for any performance units, performance shares or stock units.

After a stock unit, performance unit or share Award has vested (that is, after any applicable performance objective(s) have been achieved and/or any applicable vesting criteria satisfied), the participant will be entitled to a payment of cash and/or Shares, as determined by the Committee. However, upon grant of an Award of performance shares, performance units or stock units, the Committee may set terms and conditions for deferral of payment of an Award of performance shares, performance units or stock units. The deferral period will be fixed by the Committee on the date of grant and any Award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

On the date set forth in the Award agreement, all unearned or unvested performance shares, performance units or stock units will be forfeited to the Company.

Awards Granted to Certain Individuals and Groups

As described above, the number of Awards (if any) that an individual may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Plan. The following table sets forth (1) the total number of Shares subject to stock options granted under the Plan to the listed persons and groups during the last fiscal year of the Company, with the exception of the options granted pursuant to the previously disclosed tender offer described on page 38 of this proxy statement, (2) the average per Share exercise price of such options, (3) the total number of performance units granted under the Plan to the listed persons and groups during the last fiscal year of the Company and (4) the dollar value of such performance units based on $17.29 per Share, the last reported trade price for Shares on January 27, 2006. During the last fiscal year, only stock options and performance units were granted under the Plan.

2006 Long-Term Incentive Plan

Name and Principal Position	Number of Stock Options Granted	Average Per Share Exercise Price of Stock Options	Number of Performance Units	Dollar Value of Performance Units
Paul S. Pressler President and Chief Executive Officer	1,500,000	$22.42	0	$0
Nicholas J. Cullen (1) EVP and Chief Supply Chain Officer	110,000	$22.42	0	$0
Cynthia Harriss President, Gap North America	480,000	$21.51	0	$0
Jenny J. Ming President, Old Navy	180,000	$22.42	0	$0
Byron H. Pollitt, Jr. EVP, Chief Financial Officer	170,000	$22.42	0	$0
All executive officers as a group	2,620,000	$22.25	0	$0
All directors, excluding executive officers, as a group	75,000	$21.04	0	$0
All employees, excluding executive officers, as a group	5,866,063	$21.71	2,419,542	$41,833,881
Footnotes
1. Mr. Cullen ceased to be an executive officer and employee of the Company in March 2006.

Nontransferability of Awards

Awards granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. If permitted by the Committee (at its discretion), a participant may designate one or more beneficiaries to receive any exercisable or vested Awards following his or her death. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award granted on or after January 24, 2006, to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

U.S. Federal Tax Aspects

The following is a general summary of the federal income tax consequences to U.S. taxpayers and the Company of Awards under the Plan. Tax consequences for any particular individual may be different. Participants should consult with their own tax advisors for more detailed information on how Awards will be taxed in their particular circumstances.

Nonqualified Stock Options and SARs

No amount is included in the taxable income of a participant when a nonqualified stock option or SAR is awarded or vests. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income equal to the difference between the fair market value of the Shares received and the exercise price. Upon exercise of an SAR, a participant will recognize ordinary income equal to the amount of cash received and the fair market value of any Shares received from the Company (before tax withholding). Any additional gain or loss recognized upon a later sale or other disposition of the acquired Shares is generally taxed as capital gain or loss.

Incentive Stock Options

No amount is included in the taxable income of a participant when an incentive stock option is granted or exercised. However, the participant may be subject to the alternative minimum tax in the year of exercise because the difference between the fair market value of the Shares received and the exercise price is included in the amount of the participant’s alternative minimum taxable income for that year. If the participant exercises the option and then sells the acquired Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and sells the acquired Shares before the end of the two- or one-year holding periods, however, the difference between the fair market value of the stock on the date of the option exercise and the exercise price is taxed as ordinary income. If the value of the Shares has decreased following the option exercise, the participant’s ordinary income is limited to the difference between the sale price and the exercise price. If the value of the Shares has increased following the option exercise, the difference between the fair market value of the Shares at the time of exercise and the sale price is taxed as capital gain.

Restricted Stock, Unrestricted Stock, Stock Units, Performance Units and Performance Shares

No amount is included in the taxable income of a participant upon receipt of restricted stock, stock units, performance units, or performance shares if such Awards are subject to vesting requirements. The participant will generally recognize ordinary income upon vesting and payout of the restricted stock, stock units, performance units or performance shares. In the case of stock units, performance units, or performance shares, if the Committee has set terms and conditions for the deferral of payment of the Award following the time of vesting, the participant will recognize ordinary income at the time of such payment. Alternatively, with respect to restricted stock, a participant may elect under Code Section 83(b) to be taxed at the time of the Award. An election under Section 83(b) must be filed with the Internal Revenue Service (with a copy to the Company) within 30 days after the date of the Award. A participant receiving unrestricted stock will recognize income at the time of the Award. With respect to restricted stock and unrestricted stock, the amount of ordinary income recognized by the participant will be equal to the fair market value of the Shares at the time income is recognized minus any amount paid for the Shares. With respect to stock units, performance units or performance shares, the amount of ordinary income will be equal to the amount of cash and/or the fair market value of Shares (at the time income is recognized) that the participant receives from the Company (before tax withholding) minus any amount paid for the Shares. In general, any gain or loss recognized upon sale of the Shares thereafter will be capital gain or loss.

Tax Effect on the Company

The Company generally will be entitled to a tax deduction in connection with an Award made under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, when a participant exercises a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and the Company’s other four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these executive officers will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation paid in excess of $1 million if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee in its discretion to grant Awards that qualify as “performance-based compensation” for purposes of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction for the entire amount of compensation resulting from such Awards. Thus, the Committee (in its discretion) may make one or more of the performance goals applicable to a participant with respect to an Award (see “Performance Goals” above for more information).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Amendment and Termination of the Plan

The Board generally may amend or terminate the Plan at any time and for any reason. However, no amendment, suspension or termination may impair the rights of any participant in the Plan without his or her consent. Amendments will be contingent on shareholder approval if required by applicable law.

Summary

We are requesting that shareholders approve the 2006 Long-Term Incentive Plan. We believe that employees with an ownership stake in our business become highly motivated to achieve our corporate goals and increase long-term shareholder value. The proposed changes are necessary for us to attract and retain the best employees in our industry — the people who will drive the future success of the Company and create long-term value for you, our shareholders.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information as of March 13, 2006, to indicate beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee and each executive officer named in the “Summary Compensation Table” (page 27 of this Proxy Statement), and (iii) all our directors and executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days (1)	Total	% of Class (2)
Directors & Executive Officers
Howard Behar	2,600	7,515	10,115	*
Adrian D. P. Bellamy	32,400	85,953	118,353	*
Nicholas J. Cullen (3)	0	260,000	260,000	*
Domenico De Sole	650	0	650	*
Doris F. Fisher and Donald G. Fisher (4)	68,391,270	0	68,391,270	8%
Robert J. Fisher (5) (8)	147,853,390	36,757	147,890,147	17%
Cynthia Harriss (6)	0	330,000	330,000	*
Penelope L. Hughes	2,000	26,094	28,094	*
Bob L. Martin	14,629	15,000	29,629	*
Jenny J. Ming	88,205	2,698,500	2,786,705	*
Jorge P. Montoya	2,000	315	2,315	*
Byron H. Pollitt, Jr.	2,614	620,000	622,614	*
Paul S. Pressler	3,994	3,416,665	3,420,659	*
James M. Schneider	4,240	6,401	10,641	*
Mayo A. Shattuck III	14,319	23,410	37,729	*
Margaret C. Whitman	6,100	3,053	9,153	*
All directors and executive officers, as a group (19 persons). (7)			224,990,155	26%
Certain Other Beneficial Holders
Fisher Core Holdings L.P. (8)	101,000,000	0	101,000,000	12%
John J. Fisher (8) (9)	154,193,892	0	154,193,892	18%
William S. Fisher (8) (10)	145,293,843	0	145,293,843	17%

Footnotes

1.        Reflects options exercisable within 60 days after March 13, 2006.

2.        An “*” indicates ownership of less than 1% of the outstanding shares of our common stock.

3.        Mr. Cullen ceased to be an executive officer and employee of the Company in March 2006.

4.        Doris F. Fisher and Donald G. Fisher are husband and wife. Their address is Two Folsom Street, San Francisco, California 94105. In the table shown above, the 68,391,270 shares beneficially owned by Doris F. Fisher and Donald G. Fisher are beneficially owned by both of them. Of the shares shown, 63,809,989 shares are directly held as community property. The remainder of the shares are held by the Fishers as trustees for various trusts. Amounts shown do not include shares held directly or indirectly by the Fishers’ three adult sons, beneficial ownership of which is disclaimed as neither Doris F. Fisher nor Donald G. Fisher have voting or dispositive control over such shares.

5.        Includes 2,623,725 shares held jointly by Robert J. Fisher and his spouse, 22,504,884 shares held by Robert J. Fisher as trustee under certain trusts including 21,593,356 shares for which voting and investment power is shared, and 101,000,000 shares held by Fisher Core Holdings L.P., of which Robert J. Fisher is a general partner and over which he shares voting and investment power. Mr. Fisher disclaims individual beneficial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except

Footnotes (continued)

           to the extent of his actual ownership interest therein (5,000,000 shares). Also see footnote 8 below and the note regarding various Fisher family holdings immediately following this table. Robert J. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111. Amounts shown do not include 115,323 shares owned by Robert J. Fisher’s spouse, beneficial ownership of which is disclaimed as Mr. Fisher does not have voting or dispositive control over such shares.

6.        Ms. Harriss became an executive officer in May 2005.

7.        Reflects the information in the footnotes set forth above.

8.        The address of Fisher Core Holdings L.P. is One Maritime Plaza, Suite 1400, San Francisco, California 94111. As general partners, Messrs. Robert J. Fisher, John J. Fisher, and William S. Fisher have shared power (by majority vote) to vote and dispose of or direct the vote and disposition of all of these shares. This disclosure is based on information contained in a report filed on March 16, 2006 on Schedule 13D/A with the Securities and Exchange Commission pursuant to Rule 13d-1 of the Securities and Exchange Act of 1934, as amended. Also see the note regarding various Fisher family holdings immediately following this table.

9.        Includes 24,227,383 shares owned by John J. Fisher as trustee under certain trusts including 21,593,356 shares for which voting and investment power is shared, and 101,000,000 shares held by Fisher Core Holdings L.P., of which John J. Fisher is a general partner and over which he shares voting and investment power. Mr. Fisher disclaims individual beneficial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except to the extent of his actual ownership interest therein (5,000,000 shares). Also see footnote 8 above and the note regarding various Fisher family holdings immediately following this table. John J. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111. Amounts shown do not include 33,918 shared owned by Mr. Fisher’s spouse, beneficial ownership of which is disclaimed as Mr. Fisher does not have voting or dispositive control over such shares.

10.       Includes 639,196 shares held jointly by William S. Fisher and his spouse, 22,504,883 shares held by William S. Fisher as trustee under certain trusts including 21,593,356 shares for which voting and investment power is shared, and 101,000,000 shares held by Fisher Core Holdings L.P., of which William S. Fisher is a general partner and over which he shares voting and investment power. Mr. Fisher disclaims individual beneficial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except to the extent of his actual ownership interest therein (5,000,000 shares). Also see footnote 8 above and the note regarding various Fisher family holdings immediately following this table. William S. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111. Amounts shown do not include 422,093 shares owned by Mr. Fisher’s spouse, beneficial ownership of which is disclaimed as Mr. Fisher does not have voting or dispositive control over such shares.

Note Regarding Various Fisher Family Holdings: Securities and Exchange Commission rules require reporting of beneficial ownership of certain shares by multiple parties, resulting in multiple counting. The 101,000,000 shares held by Fisher Core Holdings L.P. (see footnote 8 above) are counted four times in the above table under the names of Messrs. Robert J. Fisher, John J. Fisher, William S. Fisher, and Fisher Core Holdings L.P. (that is, there are actually 101,000,000 shares rather than 404,000,000 shares). Also note that 21,593,356 shares held in trust by Robert J. Fisher, 21,593,356 shares held in trust by John J. Fisher, and 21,593,356 shares held in trust by William S. Fisher actually represent an aggregate 32,390,034 shares, rather than 64,780,068 shares, as a result of shared voting and investment power. For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total ownership of 29% of outstanding shares for Messrs. John J. Fisher, Robert J. Fisher, William S. Fisher and Fisher Core Holdings L.P. The aggregate total ownership of Mrs. Doris F. Fisher and Messrs. Donald G. Fisher, John J. Fisher, Robert J. Fisher, William S. Fisher and Fisher Core Holdings L.P. is 37% of outstanding shares. Mrs. Doris F. Fisher, Messrs. Donald G. Fisher, John J. Fisher, Robert J. Fisher, and William S. Fisher each disclaim beneficial ownership over shares owned by other members of the Fisher family and Fisher Core Holdings L.P., except as specifically disclosed in the footnotes above.

Section 16(a) Beneficial Ownership Reporting Compliance

As required by the Securities Exchange Act of 1934, as amended, the Company notes that Mr. Schneider reported one transaction late on a Form 4. The transaction involved the purchase of 1,240 shares of common stock in June 2005. The transaction did not result in any liability under Section 16(b) of such Act.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth, for the periods presented, compensation paid to, earned by or awarded to our Chief Executive Officer and our four other most highly compensated executive officers, in the fiscal year ended January 28, 2006. The footnotes to the table provide additional information concerning our compensation and benefit programs.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#) (2)	All Other Compensation ($) (3)
Paul S. Pressler
President and Chief Executive Officer	2005 2004 2003	$1,500,000 1,500,000 1,500,000	$0 1,119,140 3,102,198	$233,489 154,564 419,964	2,600,000 600,000 0	$2,570,964 9,408 10,771

Nicholas J. Cullen (4)
EVP and Chief Supply Chain Officer	2005 2004 2003	597,846 582,788 145,865	150,000 226,103 413,195	12,442 12,192 3,106	110,000 100,000 200,000	5,222 5,534 194

Cynthia Harriss (5)
President, Gap North America	2005	715,961	59,853	13,580	580,000	198,254

Jenny J. Ming
President, Old Navy	2005 2004 2003	1,000,000 1,000,000 1,000,000	0 50,000 965,381	15,512 0 0	380,000 350,000 0	10,166 8,708 6,497

Byron H. Pollitt, Jr.
EVP, Chief Financial Officer	2005 2004 2003	675,000 668,269 625,000	0 259,268 1,022,142	19,950 0 128,532	345,000 300,000 0	549,600 9,842 624

Footnotes

1.        Perquisites for fiscal years 2003, 2004 and 2005 did not exceed the lesser of $50,000 ($10,000 in the case of fiscal 2005) or 10% of each executive officer’s salary and bonus except as noted below.

Description	Year	Mr. Pressler	Mr. Cullen	Ms. Harriss	Ms. Ming	Mr. Pollitt
Tax reimbursements (a)	2005	$70,861	$0	$0	$0	$0
Relocation payments (a)	2003	129,230	0	0	0	71,488
Financial counseling	2005	12,442	12,442	13,580	12,442	19,950
Personal use of company airplane (a,b)	2005 2004 2003	148,481 106,147 150,504	0 0 0	0 0 0	0 0 0	0 0 22,603

(a)       At the time we hired Mr. Pressler as CEO in late 2002 and Mr. Pollitt as CFO in early 2003, each lived with his family in Southern California. Until Messrs. Pressler and Pollitt relocated their families to the San Francisco Bay Area in mid 2003, the Compensation and Management Development Committee determined that it was appropriate to provide each officer with housing in San Francisco and use of a Company airplane to commute to and from Southern California. In addition, it was also determined that reimbursed expenses related to relocation and personal flights would be subject to tax reimbursements. For the remainder of 2003, 2004, and 2005, the Compensation and Management Development Committee determined that it was, and will continue to be until such time as the Compensation and Management Development Committee otherwise determines, appropriate to provide Mr. Pressler use of a Company airplane for business and personal (on a limited basis) flights and to provide for tax reimbursement payments related to personal flights.

Footnotes (continued)

(b)       As required by SEC rules, the amounts shown are the incremental cost to the Company of personal use of a Company airplane that is calculated based on the variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance, and other miscellaneous variable costs. Since the Company airplane is primarily used for business travel, fixed costs which do not change based on usage are excluded such as the pilot’s salary and maintenance costs unrelated to the trip. Generally, such flights are considered “personal” for Internal Revenue Code purposes. The amount listed for Mr. Pressler in 2005, 2004, and 2003 represents personal flights ($150,504 in 2003, of which $77,454 represents commuting flights to and from his home in Southern California). The amount listed for Mr. Pollitt in 2003 represents personal flights ($22,603, all of which represents commuting flights to and from his home in Southern California). The Compensation and Management Development Committee has determined that it is appropriate to continue to provide Mr. Pressler use of a Company airplane for personal flights on a limited basis.

2.        These amounts include replacement stock options granted during fiscal 2005 related to participation in a tender offer, which was instituted to allow employees holding eligible stock options the opportunity to avoid unintended negative tax consequences as a result of Section 409A of the Internal Revenue Code and proposed regulations issued thereunder and preserve as closely as practicable the economic characteristics that were contemplated when the grants were originally made (see “Tender Offer to Certain Stock Option Holders” in the “Report of Compensation and Management Development Committee on Executive Compensation” on page 38 of this Proxy Statement). The replacement stock options granted during fiscal 2005 related to the tender offer are as follows: Mr. Pressler, 1,100,000, Ms. Harriss, 100,000, Ms. Ming, 200,000, and Mr. Pollitt, 175,000. The number of replacement stock options granted to each of these individuals equals the number of stock options that were cancelled.

3.        For fiscal 2005, these amounts include cash payments paid during fiscal 2005 related to participation in a tender offer, which was instituted to allow employees holding eligible stock options the opportunity to avoid unintended negative tax consequences as a result of Section 409A of the Internal Revenue Code and proposed regulations issued thereunder (see “Tender Offer to Certain Stock Option Holders” in the “Report of Compensation and Management Development Committee on Executive Compensation” on page 38 of this Proxy Statement). The cash payments paid during fiscal 2005 related to the tender offer are as follows: Mr. Pressler, $2,560,998, Ms. Harriss, $187,500, and Mr. Pollitt, $540,000. The remaining amounts shown for fiscal 2005 and the amounts shown for the 2003 and 2004 fiscal years represent the Company’s matching contributions to our GapShare 401(k) Plan and the dollar value of life insurance premiums paid by the Company.

4.        Mr. Cullen ceased to be an executive officer and employee of the Company in March 2006. The $150,000 bonus in 2005 was paid in March 2005 outside of the Executive Management Incentive Compensation Award Plan.

5.        Ms. Harriss became an executive officer in May 2005.

Summary Compensation Table/Tally Sheet for Chief Executive Officer

The following table sets forth the details of the compensation paid to, earned by or awarded to Paul S. Pressler our Chief Executive Officer in the fiscal year ended January 28, 2006 (see the “Report of Compensation and Management Development Committee on Executive Compensation” on page 35 of this Proxy Statement for more information). The table excludes replacement options granted to and amounts paid to Mr. Pressler during fiscal 2005 related to participation in a tender offer, which was instituted to allow employees holding eligible stock options the opportunity to avoid unintended negative tax consequences as a result of Section 409A of the Internal Revenue Code and proposed regulations issued thereunder and preserve as closely as practicable the economic characteristics that were contemplated when the grants were originally made. Those grants and cash payments related to stock options granted in prior periods. See footnote 3 of the Summary Compensation Table on page 27. Although this table is not required, the Company is providing the details of Mr. Pressler’s compensation for fiscal 2005 in the interests of thorough disclosure to shareholders.

Compensation Component	Fiscal 2005 ($)	Description (1)
Base salary	$1,500,000	No increase from prior year.
Bonus	0	No bonus paid.
Stock options:
Grant value (2)	4,169,100	Number granted: 500,000
		Exercise price: $22.42
		Vesting: 125,000 per year for four years

		Excludes value of 1,100,000 replacement options granted pursuant to tender offer that addressed Section 409A of the Internal Revenue Code.
Performance options:
Grant value (2)	11,075,300	Number granted: 1,000,000
		Exercise price: $22.42
		Vesting: 500,000 in 2010, 500,000 in 2011; contingent on achievement of certain cumulative earnings per share targets.
Perquisites:
Personal use of company airplane	148,481	Personal use of Company airplane is approved by the Compensation and Management Development Committee.

Insurance premiums	1,339	Executive long term disability insurance.

Tax reimbursements	70,861	Tax gross up payment related to the personal use of a Company airplane.

Interest earnings	366	Above market interest earned on deferred compensation.
Financial counseling	12,442
Estimated total package	$16,977,889

Footnotes

1.        See “Compensation of the Chief Executive Officer” in the “Report of Compensation and Management Development Committee on Executive Compensation” on page 40 of this Proxy Statement for more details.

2.        Based on a Black-Scholes option pricing model. This same model is used to compute the compensation expense related to stock options reported in our financial statements.

Charitable Gift Matching

Our executive officers are eligible to participate in our Gift Matching Program that is available to all employees, in which contributions to eligible nonprofit organizations are matched by Gap Foundation, up to certain annual limits. In fiscal 2005, with the exception of Messrs. Donald G. Fisher and Pressler who had annual limits of $25,000 and $100,000, respectively, the annual limit for executive officers was $10,000 under the Gift Match Program, an amount equivalent to the match limit for Company employees at the Senior Vice President level. In addition, our executive officers are eligible to participate in our Board Service Program that matches nonprofit board service by Senior Director level or above employees with contributions to eligible nonprofit organizations, up to an annual limit of $10,000.

Stock Options

The following tables set forth certain information regarding stock options granted to, exercised by, exchanged by, and held by the executive officers named in the “Summary Compensation Table” (page 27 of this Proxy Statement) for the fiscal year ended January 28, 2006.

Options Granted in Fiscal Year 2005

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price per Share ($/Sh)	Market Price on Date of Grant	Expiration Date	Grant Date Present Value ($) (3)
New Options (1,2)
Paul S. Pressler	1,000,000	24.1%	$22.42	$22.42	3/11/2015	$11,075,300
	500,000	12.1%	22.42	22.42	3/11/2015	4,169,100
Nicholas J. Cullen (4)	110,000	2.7%	22.42	22.42	3/11/2015	792,201
Cynthia Harriss	180,000	4.3%	22.42	22.42	3/11/2015	1,296,329
	300,000	7.2%	20.96	20.96	5/09/2015	2,439,855
Jenny J. Ming	180,000	4.3%	22.42	22.42	3/11/2015	1,296,328
Byron H. Pollitt, Jr.	170,000	4.1%	22.42	22.42	3/11/2015	1,224,310
Options Granted in Tender Offer (2,3,5)
Paul S. Pressler	1,100,000	26.6%	11.83	17.62	9/25/2012	7,640,270
Cynthia Harriss	100,000	2.4%	17.62	17.62	2/09/2014	324,010
Jenny J. Ming	100,000	2.4%	17.62	17.62	4/12/2014	310,040
	100,000	2.4%	13.10	17.62	9/09/2012	710,910
Byron H. Pollitt, Jr.	100,000	2.4%	17.62	17.62	3/23/2014	330,880
	75,000	1.8%	14.23	17.62	1/27/2013	347,565

Footnotes

1.        Options are contingent on continued employment with us. The options granted vest in four equal annual installments beginning on the first anniversary of the date of grant, with the exception of the 1,000,000 options granted to Mr. Pressler that vest in two equal annual installments beginning on March 11, 2010. In addition, the vesting of the 1,000,000 options granted to Mr. Pressler is contingent on achievement of certain cumulative earnings per share targets. The exercise prices of the options are equal to the average of the high and low stock prices (“fair market value”) for our common stock as reported in New York Stock Exchange (NYSE) - Composite Transactions for the date of grant. All of the options listed were granted for a term of ten years and are subject to cancellation three months following termination of employment in certain events. Vesting of all options is accelerated upon death or retirement if the option is held for at least one year.

2.        Under the terms of our 1996 Stock Option and Award Plan, the Compensation and Management Development Committee retains discretion, subject to plan limits, to modify the terms of outstanding stock options.

3.        This column represents the value of the options on the grant date using the Black-Scholes option pricing model for common stock, utilizing the following weighted average value assumptions: stock price volatility of 28%; dividend yield of 0.6%; 4 year expected option term; 3%

Footnotes (continued)

           risk-free interest rate; and no adjustment for non-transferability or forfeiture. The actual value, if any, that an executive officer may realize will depend on the excess of the market price over the exercise price on the date the option is exercised; therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model, which is based on assumptions as to the variables of stock price volatility, future dividend yield and interest rate. For an estimate of the impact of all stock option grants on our financial results using the Black-Scholes valuation method, see “Note A” in the “Notes to Consolidated Financial Statements” in our Annual Report to Shareholders for the fiscal year ended January 28, 2006.

4.        Mr. Cullen ceased to be an executive officer and employee of the Company in March 2006.

5.        These options were granted at exercise prices that were subject to the guidelines of a tender offer, which was instituted to allow employees holding eligible stock options the opportunity to avoid unintended, negative tax consequences as a result of Section 409A of the Internal Revenue Code and proposed regulations issued thereunder (see “Tender Offer to Certain Stock Option Holders” in the “Report of Compensation and Management Development Committee on Executive Compensation” on page 38 of this Proxy Statement). The options are subject to the original terms and vesting schedule of the options they replaced in the tender offer.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In- the-Money Options at FY-End ($) (1)
Name			Exercisable	Un- Exercisable	Exercisable	Un- Exercisable
Paul S. Pressler	0	$0	3,316,666	3,783,334	$15,252,332	$10,426,668
Nicholas J. Cullen (2)	0	0	235,000	175,000	0	0
Cynthia Harriss (3)	0	0	255,000	525,000	0	0
Jenny J. Ming	28,500	338,033	2,679,000	687,500	5,945,771	1,676,000
Byron H. Pollitt, Jr.	0	0	545,000	325,000	866,250	229,500

Footnotes

1.        Represents the difference between the closing price of our common stock on January 28, 2006 ($17.29) and the exercise price of the options, multiplied by the number of shares underlying the options.

2.        Mr. Cullen ceased to be an executive officer and employee of the Company in March 2006.

3.        Ms. Harriss became an executive officer in May 2005.

Employment Contracts, Termination of Employment and Change in

Control Arrangements

In September 2002, the Company entered into an employment contract with Paul S. Pressler. Under the terms of the contract, the Company agreed to retain Mr. Pressler as President and Chief Executive Officer of the Company at an annual base salary of $1,500,000. Mr. Pressler was also guaranteed a $1,875,000 bonus payable in April 2004. The contract also provides that if Mr. Pressler is terminated as Chief Executive Officer without cause or due to a change in control prior to September 25, 2007, he will remain a non-executive employee of the Company for a period of 24 months. Subject to certain conditions during the 24 months, Mr. Pressler will continue to receive his latest base salary and health insurance coverage, as well as certain bonus payouts. In addition, vesting of any remaining portion of the options granted to Mr. Pressler in 2002 that are scheduled to vest during the 24-month period will accelerate to the date of any such termination. The terms of the agreement were reviewed and approved by the Compensation and Management Development Committee and filed with the Securities and Exchange Commission.

In October 2003, the Company entered into an employment contract with Nicholas J. Cullen. Under the terms of the contract, if Mr. Cullen is terminated involuntarily without cause prior to October 31, 2006, subject to certain conditions, Mr. Cullen will continue to receive an amount equal to his latest base salary for 12 months. The terms of the agreement were reviewed and approved by the Compensation and Management Development Committee and filed with the Securities and Exchange

Commission. In March 2006, Mr. Cullen’s employment terminated and the provisions of his employment contract went into effect.

Further information and details of the terms and conditions of employment contracts for our named executive officers can be found as exhibits to our Form 10-K for fiscal year 2005 filed with the Securities and Exchange Commission.

Equity Plan Compensation Information

The following table provides information as of January 28, 2006 about our common stock (“Shares”), which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including the 1996 Stock Option and Award Plan, the 2002 Stock Option Plan, the Employee Stock Purchase Plan, the Nonemployee Director Deferred Compensation Plan (terminated in September 2005) and the UK Employee Stock Purchase Plan.

Equity Plan Summary

	Column (A)	Column (B)	Column (C)
Plan Category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders (1)	47,222,115 (2)	$19.19	48,240,174 (3)

Equity Compensation Plans Not Approved by Security Holders (4)	30,872,738 (5)	$21.25	40,035,992 (6)
Total	78,094,853	$19.53	88,276,166

Footnotes

1.        These plans consist of our 1996 Stock Option and Award Plan (the “1996 Plan”) and Employee Stock Purchase Plan (the “ESPP”).

2.        Rights to purchase Shares for the current purchase period under the ESPP began accruing on December 1, 2005; however, the number of Shares to be issued and the purchase price will not be known until May 31, 2006 (the next purchase date).

3.        This number includes 6,901,958 Shares that are available for future issuance under the ESPP.

4.        These plans consist of the 2002 Stock Option Plan, the Nonemployee Director Deferred Compensation Plan (terminated in September 2005) and the UK Employee Stock Purchase Plan (the “UK Plan”), which are described below.

5.        Rights to purchase Shares for the current purchase period under the UK Plan began accruing on November 1, 2005; however, the number of Shares to be issued and the purchase price will not be known until April 29, 2006 (the next purchase date). This number includes the 88,654 stock options that remain outstanding under the Nonemployee Director Deferred Compensation Plan that was terminated in September 2005.

6.        This number includes 891,120 Shares that are available for future issuance under the UK Plan but does not include the number of remaining shares available for issuance under the Nonemployee Director Deferred Compensation Plan that was terminated in September 2005.

Our 1996 Stock Option and Award Plan and our Employee Stock Purchase Plan were approved by our shareholders. The three plans described below were not required to be approved by our shareholders.

■	2002 Stock Option Plan

Our Board of Directors originally approved the 2002 Stock Option Plan (the “2002 Plan”), formerly known as “Stock Up On Success, The Gap, Inc.’s Stock Option Bonus Program,” effective as of January 1, 1999. The 2002 Plan was intended to increase incentives and to encourage Share ownership on the part of eligible non-officer regular employees of the Company and its affiliates by providing limited grants of nonqualified stock options to such employees. Subject to the terms of the 2002 Plan, the Compensation and Management Development Committee of the Board (the “Committee”) had the discretion to select the eligible non-officer employees who would be granted options, determine the number of Shares covered by the options, prescribe the terms and conditions of such options, and interpret the Plan and outstanding options. In addition, the Committee had the discretion to determine the per Share exercise price and term of an options, provided that the per Share exercise price could not be less than 25% of the fair market value (on the date of grant) of the Shares covered by the option and that the option could not expire later than ten years after the date of grant. The exercise price of an option could be paid in cash, or if permitted by the Secretary of the Company (or her designee) by a “same-day sale” using a Company approved broker. Options that have been granted under the 2002 Plan are nontransferable other than by will or by the applicable laws of descent and distribution. In January 2006, the Board of Directors approved the discontinuation of the 2002 Plan subject to the approval of the amended and restated 2006 Long-Term Incentive Plan by the shareholders at the 2006 Annual Meeting. Shares that remain available under the 2002 Plan will transfer to the 2006 Long-Term Incentive Plan. Any outstanding awards will remain subject to the terms and conditions under the 2002 Plan. A total of 78,500,000 Shares previously have been reserved for issuance under the 2002 Plan, of which 39,144,872 Shares remain available as of January 28, 2006 for future issuance.

■	Nonemployee Director Deferred Compensation Plan

The Board of Directors originally approved the Nonemployee Director Deferred Compensation Plan (the “Director Plan”) effective as of August 26, 1997; it was most recently amended and restated effective as of December 9, 2003. The Director Plan was intended to increase incentives and to encourage Share ownership on the part of non-employee directors, to provide them with the opportunity to defer compensation on a pre-tax basis, and to further the growth and profitability of the Company. In response to Section 409A of the Internal Revenue Code and proposed regulations issued thereunder, the Company suspended use of the Director Plan in January 2005 and then terminated it in September 2005.

■	UK Employee Stock Purchase Plan

The Board of Directors approved the UK Employee Stock Purchase Plan (the “UK Plan”) effective as of September 2000. The UK Plan is intended to enable eligible employees in the United Kingdom to acquire Shares, thereby giving them a continuing stake in the Company. Under the UK Plan, all eligible employees may purchase Shares at a price equal to the lower of the market value of a Share on the first or last day of each six-month purchase period. “Market Value” generally means the closing price of a Share on the New York Stock Exchange. We also provide each participant a match of one Share for every seven Shares purchased under the UK Plan. Participants generally must hold any matching Shares received under the UK Plan for at least three years. Participants pay for their Share purchases under the UK Plan through payroll deductions of between £10 to £125 per month, not to exceed the lesser of £750 per six-month purchase period or 10% of their eligible salary per tax year (as defined in the UK Plan). A total of 1,000,000 Shares previously have been reserved for issuance under the UK Plan, of which 891,120 remain available as of January 28, 2006 for future issuance. (£ is the currency symbol for the United Kingdom pound)

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, Messrs. Behar, Bellamy, De Sole, Martin and Montoya, all of whom were independent non-employee directors, served on the Compensation and Management Development Committee of the Board of Directors. In May 2005, Mr. De Sole moved from the Compensation and Management Development Committee to the Audit and Finance Committee. During fiscal 2005, none of our executive officers served on the board of directors of any company for which any of these directors serve as executive officers or employees.

REPORT OF COMPENSATION AND MANAGEMENT

DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION

Our Role as a Committee

Our Committee is independent of the management of the Company. Each member is free of any relationship that may interfere with their exercise of independent judgment as determined by our Board of Directors and in accordance with New York Stock Exchange and Securities and Exchange Commission requirements. Our Charter is located at gapinc.com. We approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. We also oversee senior management development, retention and succession plans. The Committee has engaged an independent executive compensation consulting firm to assist the Committee in discharging its responsibilities. The firm is engaged by, and reports directly to, the Committee. The firm assists the Committee in its periodic review of the effectiveness of the Company’s executive compensation program.

Compensation Philosophy

Our philosophy is to maximize shareholder value over time by aligning executive compensation with the Company’s financial and operational performance, individual contribution, and shareholder returns. The executive compensation program is designed to:

■	Support a performance-oriented environment that links executive rewards to shareholder value creation;

■	Motivate and reward achievement of annual and long-term objectives;

■	Provide competitive total compensation that enables attraction and retention of key executive talent; and

■	Encourage executive stock ownership.

The program is heavily oriented toward incentive compensation tied to the annual and long-term financial performance of the Company and the long-term return realized by shareholders. Corporate and divisional performance is evaluated by reviewing the extent to which financial, operational and strategic goals are achieved. Performance criteria are reviewed each year to ensure consistency with the Company’s business strategies. Executive officers are also given annual goals against which individual performance is evaluated.

The following three main components comprised the Company’s executive compensation program during fiscal 2005:

■	Base salary;

■	Annual cash incentive bonus; and

■	Long-term incentives.

We review the executive compensation program annually to ensure that the overall package and each component are competitive and appropriately weighted. This review includes base salary, incentive bonuses and long-term incentives (including accumulated unvested long-term incentive gains). We believe that the labor market for retailing executives includes a broader group of companies than those in the retail industry. Therefore, we selected a peer group that includes a spectrum of over 30 retail and consumer products companies for purposes of comparing compensation levels. Market data for the peer group is obtained from compensation surveys prepared by national consulting companies and considered when setting executive compensation. The compensation surveys used summarized data, levels of base salary, target annual cash incentives, and equity- based and other long-term incentives. We believe that among the companies in the peer group, survey data in these areas provides, by and large, a reliable indicator of total compensation. We use the median as the benchmark against which our pay levels are compared. However, we also look beyond the competitive survey data during our deliberations and place significant weight on individual job performance, future potential, and the importance of retention of individual executives based on their criticality to our business. Each year, the CEO evaluates executive officers and discusses with us his assessment of these factors and how they should impact compensation decisions. Based on our assessment of this information, we consider the CEO’s compensation recommendations and make any modifications we determine are appropriate. We review and approve all individual compensation actions and employment arrangements for executive officers, including any severance benefits.

Base Salary

We review and approve base salaries for executive officers annually and in connection with promotions, changes in responsibilities, or any other unusual circumstances. Our goal is to pay competitive base salaries, which we set at levels that will effectively attract and retain top talent. We take into consideration the market data discussed previously, individual compensation history, pay in relation to other executives at the Company, individual job performance and future potential, as well as the CEO’s evaluation and recommendations. Based on our review, we determined that base pay for a number of our executive officers, including the CEO, already met competitive levels and required no adjustment in fiscal 2005. We approved salary increases in select cases where appropriate.

Annual Incentive Bonus

We believe a significant portion of compensation for executive officers should be based on the financial performance of the Company, with the opportunity to earn substantial awards in connection with superior business performance. The Company makes cash incentive bonus payments under the Executive Management Incentive Compensation Award Plan (“Executive MICAP”), which is a performance-based plan intended to motivate executive officers by directly linking awards to specific corporate and/or division performance goals. Specific measurements that can be used by the Committee (in its sole discretion) each period are detailed in the Executive MICAP, a description of which is located in the Proxy Statement for our 2005 Annual Shareholder’s Meeting. We approve threshold, target and maximum performance goals and potential bonuses at the beginning of each performance period. Actual bonus amounts are calculated pursuant to a predetermined formula that incorporates the extent to which performance goals are achieved and the bonus target for each executive officer. Bonuses are paid under the Executive MICAP only if threshold earnings goals are met. We certify the attainment level of all goals and approve specific payments to executive officers. We also review the performance of each executive officer and, in our sole discretion, may reduce (but not increase) actual bonus payments under the Executive MICAP.

For fiscal year 2005, cash incentive bonuses under the Executive MICAP were based on performance compared to goals for earnings (70% weight), economic profit (20% weight) and free cash flow (10% weight) set for the Company and/or each division. Executive officers were eligible to receive a target bonus of between 50% and 125% of their base salary. Based on performance against these goals, payouts could have ranged from 33% of the executive’s target bonus at threshold performance to 200% of the executive’s target bonus at maximum performance. However, we determined that the Company’s performance in fiscal 2005 did not meet the threshold criteria for bonus payments to executive officers set forth at the beginning of the period. Accordingly, executive officers, including the CEO, did not receive any cash awards under Executive MICAP except for Cynthia Harriss, who received a modest bonus based on the portion of fiscal 2005 during which she led the Outlet Division and the performance of that division.

Long-Term Incentives

Stock-based long-term incentives create a direct link between executive rewards and shareholder returns by tying a significant portion of total compensation to the performance of the Company’s stock. The Company does not have a defined benefit pension plan covering executive officers and therefore we rely on long-term incentives to provide a significant percentage of each executive’s retirement portfolio. We have the authority to grant stock options, performance units and other awards under the Company’s 1996 Stock Option and Award Plan. On January 24, 2006, the Plan was amended, restated, and renamed the 2006 Long-Term Incentive Plan (the “Plan”), subject to shareholder approval at the Annual Meeting. A description of the Plan is located on page 18 of this Proxy Statement.

Stock Options

We believe that stock options focus executives on managing the Company from the long-term perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company’s stock and provide value to the recipient only if the price of the Company’s stock increases above the option exercise price. It has been our practice to grant stock options to executive officers on an annual basis, usually in the first quarter of each fiscal year. Options typically are scheduled to vest 25% per year beginning one year from the date of grant, and executives generally must be employed by the Company at the time of vesting in order to exercise the options. We determined that, in order to continue to motivate and retain key talent, it was in the best interests of the Company to grant stock options to executives in the first quarter of 2005. In order to determine the appropriate number of options to be granted to executive officers, we considered competitive practices, including the grant value of options in relation to the executive’s role, performance and potential, internal comparisons, and shareholder dilution. In addition, we considered such factors as awards previously granted to an individual, an individual’s outstanding awards, the vesting schedule of the individual’s outstanding awards, the aggregate total of all outstanding options and awards, and the relative value of awards offered by comparable companies to executives in comparable positions. Special additional stock options and other stock rights may be granted or approved from time to time to executive officers in connection with promotions, assumption of additional responsibilities and other factors.

Performance Units

Executive officers are eligible under Executive MICAP to earn performance units payable in shares of our stock each year based on achievement of specific performance goals. Specific measurements that can be used by the Committee (in its sole discretion) each period are detailed in the Executive MICAP. We approve threshold, target, and maximum performance goals and potential awards at the beginning of each annual performance period. Actual awards are calculated pursuant to a predetermined formula that incorporates the extent to which performance goals are achieved and the award target for each executive officer. Awards are made only if threshold performance levels are met. We certify the attainment level of all goals and approve specific grants to executive officers. We also review the performance of each executive officer and, in our sole discretion, may reduce (but not increase) actual awards. Following grant, awards are subject to a vesting period based on continued service with the Company.

For fiscal 2005, awards were based on performance against Earnings Per Share (EPS) growth goals set for the Company. The target annual award was equal to 30% of the executive officer’s base salary, except for the CEO, whose target award was 50%. Awards could have ranged from 50% to 200% of the target amount unless the threshold EPS growth goal was not met, in which case no award is made. We determined that the Company’s performance in fiscal 2005 did not meet the threshold EPS growth goal and therefore no awards were granted to executive officers, including the CEO.

Tender Offer to Certain Stock Option Holders

On November 23, 2005, the Company made a tender offer to employees, including certain executive officers, holding stock options that had an exercise price that was less than the fair market value on the date of grant and that were not vested as of December 31, 2004 (“discounted options”). The offer was completed on December 22, 2005. We approved this offer in order to help eligible employees avoid unintended and unfavorable tax consequences related to their discounted options and preserve as closely as practicable the economic characteristics that were contemplated when the grants were originally made. Under Section 409A of the Internal Revenue Code and proposed regulations thereunder, neither of which were in effect or anticipated at the time the grants were originally made, the discounted options would have constituted deferred compensation which would likely have resulted in income recognition prior to exercise, an additional 20% tax, and potential interest charges if they had remained outstanding. The offer provided a voluntary opportunity for eligible employees to exchange outstanding, discounted options for new options and, if applicable, cash payments on either the offer expiration date or in the future (for those options that were not yet vested) to compensate for the lost discount. The offer was designed in a way that was specifically contemplated by the Treasury Department and the Internal Revenue Service in the proposed Internal Revenue Code Section 409A regulations. As permitted by these proposed regulations, some of the new options granted as part of the offer have per share exercise prices equal to the original grant date fair market value of the Company’s shares, while others have per share exercise prices equal to the fair market value of the Company’s shares on December 22, 2005.

The discounted options were originally granted to executive officers in order to attract and/or retain them as part of their overall compensation package. For example, upon the initial employment of Paul Pressler, our CEO, we approved the award of a combination of discounted options (such as those that were subject to this offer), options with an exercise price at the then current fair market value of the Company’s shares, and premium-priced options (with an exercise price greater than the then current fair market value of the Company’s shares). Efforts by the Company to design appropriate long-term incentive awards such as Mr. Pressler’s have been recognized outside the Company. For example, in a November 19, 2002 column in “Bloomberg News,” entitled “Gap Breaks the Mold With CEO Pay,” Graef Crystal, a nationally recognized compensation consultant, cited favorably the Company’s innovative stock option package granted to Mr. Pressler, saying that “Gap’s inventive approach comes close to reconciling the ultimately irreconcilable desires of both shareholders and the new CEO.”

Our Committee’s independent executive compensation consultant, George Paulin of Frederic W. Cook & Co., endorsed the offer. Mr. Paulin believes that the offer was reasonable and appropriately reflected the objectives which guided us, which was to treat employees fairly by preserving as closely as practicable the economic characteristics that were contemplated when the grants were originally made. Mr. Paulin believes that the offer appropriately aligns with the spirit and requirements of the new tax regulations for amending past practices to comply while maintaining the employment retention and employee ownership characteristics of the original grants.

Ten-Year Option Repricings

The following table details the stock options exchanged pursuant to the tender offer in fiscal 2005 to executive officers:

Name (1)	Date	Securities Underlying Number of Options Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($) (2)	New Exercise Price ($) (2)	Length of Original Option Term Remaining at Date of Repricing or Amendment (yrs)
Paul S. Pressler	12/22/2005	1,100,000	$17.62	$ 5.92	$11.83	6.8

Nicholas J. Cullen (3)		0	0	0	0	0

Cynthia Harriss (4)	12/22/2005	100,000	17.62	10.12	17.62	8.1

Jenny J. Ming	12/22/2005	100,000	17.62	11.02	17.62	8.3
	12/22/2005	100,000	17.62	6.55	13.10	6.7

Byron H. Pollitt, Jr.	12/22/2005	100,000	17.62	10.24	17.62	8.2
	12/22/2005	75,000	17.62	7.12	14.23	7.1

Eva M. Sage-Gavin (5)	12/22/2005	37,500	17.62	7.21	14.41	7.3

Footnotes

1.        Executive officers listed may have received certain cash payments pursuant to their participation in the tender offer. See the “Summary of Executive Compensation” on page 27 of this Proxy Statement for cash payment details.

2.        Pursuant to the tender offer, executive officers who exchanged options with an exercise price and fair market value on the original date of grant less than $17.62 received new options with an exercise price equal to the fair market value on the original date of grant.

3.        Mr. Cullen did not have options eligible for exchange pursuant to the tender offer. He ceased to be an executive officer and employee of the Company in March 2006.

4.        Ms. Harriss became an executive officer in May 2005.

5.        Ms. Sage-Gavin is the Executive Vice President, Human Resources.

Stock Option Acceleration

In January 2006, we approved the removal of vesting restrictions for outstanding unvested options held by employees, including certain executive officers, with an exercise price greater than or equal to $21 as of January 26, 2006. The closing price of our stock on January 26, 2006 was $17.12. However, the 1,000,000 performance based stock options granted to Mr. Pressler in 2005 were specifically excluded (see the “Options Granted in Fiscal Year 2005” table on page 30 of this Proxy Statement). We made this decision in response to changes in accounting regulations. Under SFAS 123R, U.S. companies will be required to deduct an expense for non-vested options from their earnings starting in fiscal 2006. By allowing some of our stock options to vest early, we do not have to recognize expense in our income statement in future years for those stock options. Participating named executive officers were Messrs. Pressler, Cullen, Pollitt and Msses. Ming and Harriss.

Stock Ownership Requirements for the Executive Leadership Team

In 2004, we adopted minimum stock ownership requirements for the Executive Leadership Team to underscore the importance of linking executive and shareholder interests and to encourage a long-term perspective in managing the enterprise. The ownership requirement is 150,000 shares for the CEO, and a lesser amount for other senior executives. Each senior executive has five years from December 1, 2004 (or from the first day named as a senior executive, if later) to reach the requirement. A complete description of the requirements is located at gapinc.com.

Benefits and Perquisites

Medical, dental, life and disability insurance and other benefits that are available to all full time headquarter employees are also made available to executive officers. In addition, certain benefits and perquisites may be provided to employees at more senior organization levels, including executive officers. These benefits include enhanced financial planning services of approximately $12,000 to $20,000 based on when the executive initiated the use of the services and the cost to the Company, executive long-term disability insurance which increases income replacement to 50% of base salary up to a maximum of $25,000 per month, higher paid time off accruals and a higher class of services for business travel. Highly compensated employees, including executive officers, and non-employee directors are eligible to participate in the Supplemental Deferred Compensation Plan (“SDCP”). The SDCP replaced the Executive Deferred Compensation Plan (“EDCP”) which was frozen as to new contributions on December 31, 2005, and the Non-employee Director Deferred Compensation Plan which was terminated on September 27, 2005. The SDCP allows eligible employees and non-employee directors to defer a percentage of their salary and bonus (for non-employee directors, retainers and meeting fees) on a pre-tax basis. Book-entry accounts representing the deferred amounts are indexed to the employee’s choice of approved investment funds. The Company does not make matching contributions to employee deferrals under the SDCP other than for base salary deferrals representing the excess of the employee’s base pay over the current IRS qualified plan limit ($220,000 for 2006) which are matched at the same rate in effect under GapShare, the Company’s 401(k) plan. In addition, we have determined that it is appropriate to continue to provide the CEO limited use of a Company airplane for personal use, at an amount not to exceed $200,000 per year based on the incremental cost to the Company. The tax equivalent amount is grossed up for income tax purposes. See the “Summary Compensation Table” on page 27 of this Proxy Statement for the specific value of any benefits or perquisites above $50,000 ($10,000 in the case of fiscal 2005) for named executive officers.

Compensation of the Chief Executive Officer

Mr. Pressler has served as President and Chief Executive Officer since September 2002. We adhere to the same basic principles described previously in evaluating and determining Mr. Pressler’s compensation. In consultation with the full Board of Directors, we identified specific objectives and performance criteria for fiscal 2005 to be used in addition to the Company’s financial results in evaluating Mr. Pressler’s performance. Pursuant to his employment agreement with the Company, Mr. Pressler’s base salary was initially set at $1,500,000 and has not been increased. In setting the CEO’s salary, we consider the same factors previously discussed for other executive officers as well as performance against the objectives and criteria described above. Based on our assessment of this information, we determined that Mr. Pressler’s base salary was appropriate and therefore no increase was made in fiscal 2005.

For fiscal 2005, Mr. Pressler was eligible to receive a cash bonus under Executive MICAP. The targeted amount was 125% of his base salary. The actual bonus could have ranged between 33% and 200% of the targeted amount unless the threshold earnings goal was not met, in which case no bonus is paid. The measures that were used to determine his bonus were earnings (70% weight), economic profit (20% weight), and free cash flow (10% weight), consistent with the criteria previously described for other executive officers. Based on performance against these measures, which we reviewed in detail and certified, Mr. Pressler did not receive an Executive MICAP cash bonus for fiscal 2005.

For fiscal year 2005, Mr. Pressler was eligible to receive a performance unit award based on performance against EPS growth goals set under Executive MICAP. The target annual award was equal to 50% of his base salary. The actual award could have ranged from 50% to 200% of the target award unless the threshold EPS growth goal was not met, in which case no award is made. We determined that the Company’s performance in fiscal 2005 did not meet the threshold EPS growth goal, and therefore no award was granted.

Based on our review of the factors previously described for other executive officers and Mr. Pressler’s continued value to the organization, we approved the following stock option grants to Mr. Pressler in March 2005: 1) 500,000 stock options at the fair market value on the grant date which vest 25% per year over 4 years, and 2) a special grant of 1,000,000 stock options at the fair market value on the grant date. The special grant vests 50% in March 2010 subject to continued employment and achievement of a specified aggregate Earnings Per Share target for the period beginning fiscal 2005 and ending fiscal 2009. The remaining 50% vest in March 2011 subject to continued employment and achievement of a specified aggregate Earnings Per Share target for the period beginning fiscal 2005 and ending fiscal 2010. We established the Earnings Per Share targets at the time the awards were approved.

See the Summary Compensation Table/Tally Sheet for Chief Executive Officer on page 29 of this Proxy Statement which details the value of each component of Mr. Pressler’s compensation for fiscal 2005.

Impact of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1,000,000 paid to the CEO or any of the four other most highly compensated executive officers unless the compensation is paid based solely on the attainment of one or more pre-established objective performance goals and certain other requirements are met. We have considered the potential impact of Section 162(m) on the Company’s compensation plans and have determined that it is the Company’s preference to qualify its executives’ compensation for deductibility under Section 162(m), to the extent we determine it is consistent with the Company’s best interests. The Company’s compensation plans have generally been designed to permit us to grant awards that qualify for deductibility under Section 162(m). Due to the proposed regulations covering Section 409A of the Internal Revenue Code, the cash payments made in connection with the Tender Offer discussed earlier in this report do not qualify under Section 162(m).

Howard Behar (Chair)

Adrian D. P. Bellamy

Bob L. Martin

Jorge P. Montoya

PERFORMANCE GRAPH

The graph below compares the percentage changes in our cumulative total shareholder return on our common stock for the five-year period ended January 28, 2006, with (i) the cumulative total return of the Dow Jones (“DJ”) U.S. Retail, Apparel Index and (ii) the S&P 500 Index. The total shareholder return for our common stock assumes quarterly reinvestment of dividends.

Total Return to Shareholders

(Assumes $100 investment on February 3, 2001)

Total Return Analysis
	2/03/2001	2/02/2002	2/01/2003	1/31/2004	1/29/2005	1/28/2006
The Gap, Inc.	$100.00	$53.08	$54.30	$69.33	$82.47	$68.50

DJ U.S. Retail, Apparel Index	$100.00	$87.88	$75.37	$100.72	$124.30	$140.82

S&P 500 Index	$100.00	$92.42	$71.16	$95.70	$101.62	$112.09

Source:  CTA Public Relations, (303) 665-4200, www.ctapr.com. Data from BRIDGE Information Systems and Dow Jones Total Return Indices.

OTHER REPORTABLE TRANSACTIONS

We generally use a competitive bidding process for construction of new stores, expansions, relocations, and major remodels (major store projects). In addition, we utilize a construction industry standard stipulated sum, non-exclusive agreement with our general contractors. As of January 28, 2006, we had 41 general contractors qualified to competitively bid in North America. Fisher Development, Inc. (“FDI”), a company that is wholly owned by the brother of Donald G. Fisher and the brother’s immediate family, is one of our qualified general contractors. The stipulated sum agreement sets forth the terms under which our general contractors, including FDI, may act in connection with our construction activities. We paid approximately $21 million to FDI in fiscal 2005 for major store projects and other projects, representing 6% of our total spend for all projects in fiscal 2005. On January 28, 2006, the amount due to FDI was approximately $1 million. The Audit and Finance Committee of the Board of Directors reviews this relationship annually.

In October 2001, the Audit and Finance Committee reviewed and approved the terms of agreements to lease to Doris F. Fisher and Donald G. Fisher a total of approximately 26,000 square feet of space in our One Harrison and Two Folsom corporate San Francisco locations to display portions of their personal art collection. The agreements provide for base rent ranging from $30.00 to $42.35 per square foot, per year, over a 15-year term. The rent due from Mr. and Mrs. Fisher for fiscal 2005 was approximately $892,000. We believe that these rental rates were at least competitive when the agreements were entered into. The agreements also provide our employees and us significant benefits, including use of the space on a regular basis for corporate functions at no charge. In addition, Mr. and Mrs. Fisher allow employees to visit the galleries at no charge. Mr. and Mrs. Fisher also reimburse part of the salary and benefits of one Company employee who spends part of her time providing personal services to the Fishers managing the art collection. For fiscal 2005, the reimbursement from Mr. and Mrs. Fisher to the Company was approximately $58,000. This arrangement was reviewed and approved by the Audit and Finance Committee.

By Order of the Board of Directors,

/s/ Lauri M. Shanahan

Lauri M. Shanahan

Corporate Secretary

APPENDIX A

AUDIT AND FINANCE COMMITTEE CHARTER

January 24, 2006

The Audit and Finance Committee of the board of directors assists the board in fulfilling its oversight responsibilities relating to the integrity of the financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the internal audit function and the performance of the independent auditor, and such other duties as directed by the board of directors.

While the Audit and Finance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the committee to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of the independent auditor and management, respectively.

■	Structure and Organization

1.	The committee will be composed solely of directors who have the necessary experience and are independent of the management of the company and are free of any relationship that may interfere with their exercise of independent judgment as a committee member, all in accordance with SEC and NYSE requirements.

2.	The committee will consist of at least three members of the board of directors. Committee members and the committee chair serve at the direction of the board of directors. All members must be or become financially literate, at least one member must have accounting or related financial management expertise, and at least one member must be an “audit committee financial expert” as defined by SEC rules.

3.	A committee member invited to sit on another public company’s audit committee must notify the committee. The committee must determine whether or not the committee member’s service on another company’s audit committee impairs the directors’ ability to serve on the company’s committee. Committee members should be on no more than three public company audit committees.

4.	The committee will meet at least six times a year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as appropriate. Meetings may be in person or by video or telephone conference if necessary.

5.	The committee is expected to maintain free and open communication with management, the chief internal auditor, and the independent auditor.

6.	The committee has the authority to investigate any matter brought to its attention.

7.	The committee has the authority to retain independent legal, accounting or other advisors if determined appropriate, in its sole judgment. The company will provide funding for that purpose and for ordinary administrative expenses as determined by the committee.

A1

The committee’s responsibilities include:

■	General Responsibilities

1.	Meet at least quarterly with the independent auditor, the chief internal auditor, and management in separate sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee. Provide sufficient opportunity for the independent auditor to meet with the chief internal auditor and others in the company as appropriate.

2.	Submit the minutes of all committee meetings and regularly report to the board of directors on committee matters.

3.	Review and reassess the adequacy of this Charter annually and propose to the board any changes to the charter.

4.	Set policies for the company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the company.

5.	Prepare a report of the committee in accordance with SEC requirements to be included in the company’s annual proxy statement.

■	Responsibilities Related to the Independent Auditor

1.	Retain, oversee and, where appropriate, terminate the independent auditor. On an annual basis, approve the compensation of the independent auditor, and evaluate the performance of the independent auditor. The independent auditor reports directly to the committee.

2.	Review with the independent auditor, the chief internal auditor, and management the audit plan of the independent auditor for the current year and the following year.

3.	Establish a policy with respect to the evaluation and approval of audit and permitted non-audit services and related fees, to be performed by the independent auditor.

4.	On an annual basis, in accordance with NYSE requirements, obtain and review a report by the independent auditor describing (a) the firm’s internal quality control procedures, (b) any material issues raised by their most recent internal quality control review or peer review, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years (regarding one or more audits carried out by the firm), and (c) any steps taken to deal with any issues.

5.	On an annual basis, obtain and review a report by the independent auditor delineating all relationships between the company and the independent auditor, and including the independent auditor’s written affirmation that the auditor is in fact independent. The committee should actively engage in dialogue regarding such matters that may impact the objectivity, independence and qualifications of the independent auditor. The committee will evaluate the qualifications, performance and independence of the independent auditor and present its conclusions to the board. The evaluation should include an individual evaluation of the lead partner of the independent auditor.

6.	At the committee’s discretion, arrange for the independent auditor to be available to the full board of directors.

7.	Review with the independent auditor the matters relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

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■	Responsibilities Related to the Chief Internal Auditor

1.	Review and approve the appointment, replacement, reassignment, or dismissal of the company’s chief internal auditor. Provide input into the annual goals and performance evaluation of the chief internal auditor. The chief internal auditor reports directly to the committee and the CFO and the CFO organization.

2.	Review at least annually with management and the independent auditor the internal audit function of the company, the budget and audit plan of the internal audit function, and the internal audit charter.

3.	Review the results of internal audits.

■	Responsibilities for Oversight of the Quality and Integrity of Accounting, Auditing, and Reporting Practices of the Company

1.	Discuss the annual and quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditor prior to filing. The committee should discuss earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies. The discussion may be done generally, and may include the types of information to be disclosed and the types of presentations to be made. The committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance. These discussions should cover the quality (not just the acceptability) of the financial reporting, and such other matters as the committee deems appropriate.

2.	Review with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles.

3.	Review with management and the independent auditor analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including analyses of critical accounting policies and analyses of the effects of alternative GAAP methods on the financial statements.

4.	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

5.	Review with management, the independent auditor, and the company’s chief internal auditor the adequacy and effectiveness of the company’s disclosure controls and procedures, internal controls for financial reporting, and computerized information systems controls, as well as any special audit steps adopted in light of material control deficiencies.

6.	As necessary, discuss with management any significant financial risk exposure and the steps management has taken to monitor and control such exposure.

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■	Periodic Responsibilities

1.	Review with management any legal and regulatory matters that may have a material impact on the company’s financial statements, compliance policies, and compliance programs.

2.	Oversee the company’s Corporate Compliance Program and periodically review program effectiveness and suggest to management any necessary improvements in the program. Establish procedures within the Corporate Compliance Program for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and other matters under the company’s Code of Business Conduct. Approve membership of the company’s compliance committee and, from time to time, meet with the Chief Compliance Officer and the head of the Corporate Compliance department.

3.	Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for purposes of internal and external attorney reporting under Section 307 of the Sarbanes-Oxley Act of 2002. Establish a procedure for confidential receipt, retention and consideration of any attorney report to the QLCC.

4.	Review and approve transactions with the company involving management and/or members of the board of directors that are not otherwise subject to the approval of the Compensation and Management Development Committee and would require disclosure under SEC rules. In the event a transaction involves a committee member, that member will recuse him or herself from the approval of the transaction.

5.	Annually assess the committee’s performance.

6.	Perform such other functions assigned by law, the company’s charter or bylaws, or the board of directors.

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APPENDIX B

THE GAP, INC.

2006 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective as of January 24, 2006)

THE GAP, INC., having adopted The Gap, Inc, 2006 Long-Term Incentive Plan (formerly known as the “1996 Stock Option and Award Plan”) (the “Plan”) effective as of March 26, 1996, and having amended the Plan on several subsequent occasions, hereby amends and restates the Plan in its entirety, effective as of January 24, 2006, as follows:

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1    Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, and Stock Units.

1.2    Purpose of the Plan. The Plan is intended to increase incentive and to encourage Share ownership on the part of Employees, Consultants and Nonemployee Directors. The Plan also is intended to further the growth and profitability of the Company and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

1.3    Duration. This amended and restated Plan is effective as of January 24, 2006, subject to the approval of a majority of the Shares that are present in person or by proxy at the 2006 Annual Meeting of Shareholders of the Company, and shall remain in effect thereafter unless terminated earlier under Section 11. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after January 24, 2016.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3    “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

2.4    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units.

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2.5    “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

2.6    “Board” means the Board of Directors of the Company.

2.7    “Capital Charge Rate” means the current long-term approximation of the Company’s weighted average cost of capital (WACC), which represents the weighted average of the Company’s cost of debt and the cost of equity. The weighting is determined by comparing the balance of the Company’s debt (acquired debt plus capitalized leases) to the balance of the Company’s equity based upon market value (rather than book value).

2.8    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation and Management Development Committee of the Board shall constitute the Committee.

2.10    “Company” means The Gap, Inc., a Delaware corporation, or any successor thereto.

2.11    “Comparable Store Sales Growth” means the Company’s or a division’s same store net sales growth for the Fiscal Year in excess of the prior year, or for the Performance Period in the Committee’s sole discretion.

2.12    “Consultant” means any consultant, independent contractor, director of an Affiliate, or other person who provides significant services to the Company or an Affiliate, but who is neither an Employee nor a Director.

2.13    “Deferral Period” means the period of time during which Stock Units, Performance Units, or Performance Shares are subject to deferral limitations under Section 9.

2.14    “Determination Date” means, as to a Performance Period, the latest date possible that will not jeopardize an Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.15    “Director” means any individual who is a member of the Board.

2.16    “Disability” means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17    “Dividend Equivalents” means a right entitling the Participant to receive amounts equal to the ordinary dividends paid on the Company’s Shares from time to time. The Committee shall determine at the time of grant whether Dividend Equivalents shall be settled in cash or Shares, the time or times at which they shall be settled, and such other vesting or forfeiture provisions and other terms and conditions as the Committee, in their sole discretion, deem appropriate. Notwithstanding the foregoing, (a) no Dividend Equivalents shall be granted to any Participant likely to be a “covered employee” as defined under Code Section 162(m)(3) when taxable income is recognized pursuant to the Dividend Equivalent or its related Award to the extent such grant would cause the compensation

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represented by the Dividend Equivalent or its related Award not to constitute performance-based compensation under Section 162(m) of the Code, and (b) unless otherwise determined by the Committee, no Dividend Equivalent right shall be granted to the extent such grant could result in the payment of any tax under Code Section 409A.

2.18    “Earnings” means income before or after interest, taxes, depreciation, amortization and/or selected expenses among divisions as determined by the Committee.

2.19    “Economic Profit” means Net Operating Profit After Tax (“NOPAT”) for a given Performance Period less Capital Charges. Total Company or divisional NOPAT means Earnings plus interest on Lease Investment less income taxes. Capital Charges means the Company’s or a division’s Capital Balances multiplied by the Capital Charge Rate. Divisional Capital Balances include certain division specific assets and liabilities, the present value of operating leases, and also may include an allocation for shared assets and share liabilities. Total Company Capital Balances may include an aggregation of divisional capital balances in addition to certain shared assets and liabilities and the present value of operating leases.

2.20    “Employee” means any employee of the Company or an Affiliate.

2.21    “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) program under which an outstanding Award is surrendered or cancelled in exchange for a different type of Award and/or cash having a total value equal to or less than the value of the surrendered or cancelled Award, (ii) action described in Section 4.3, nor (iii) transfer or other disposition permitted under Section 10.6.

2.22    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.23    “Fair Market Value” means the fair market value of a Share on a particular date, as determined by the Committee in good faith. Unless otherwise determined by the Committee, the fair market value shall be the average of the high and low stock prices of Shares as reported on the New York Stock Exchange (NYSE) on the relevant date.

2.24    “Fiscal Year” means the fiscal year of the Company.

2.25    “Freestanding SAR” means a SAR that is granted independently of any Option.

2.26    “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.27    “Gross Margin” means net sales minus cost of goods sold including rent occupancy and depreciation.

2.28    “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Code section 422.

2.29    “Inventory Performance” means inventory levels or inventory turn.

2.30    “Lease Investment” means the present value of minimum expected lease payments.

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2.31    “MICAP Free Cash Flow” means the Company’s or a division’s Net Earnings for a given Performance Period adjusted for Non-Cash Charges and changes in certain balance sheet accounts, which may result in an increase and/or decrease to Net Earnings. Non-Cash Charges may include, but are not limited to, depreciation and amortization. Divisional balance sheet changes may include activities in certain division specific operating assets and liabilities, and may also include an allocation for shared assets and shared liabilities. Total Company balance sheet changes may include an aggregation of divisional balance sheet changes in addition to changes in certain shared assets and liabilities.

2.32    “Net Earnings” means the Earnings for a given Performance Period less certain allocated or shared expenses (e.g. headquarters, distribution centers, etc.), as determined by the Committee, after interest and taxes.

2.33    “Nonemployee Director” means a Director who is not an Employee.

2.34    “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.35    “Operating Margin” means earnings before interest and taxes divided by sales.

2.36    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.37    “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.38    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) pursuant to Section 5 to be applicable to a Participant with respect to an Award.

2.39    “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

2.40    “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.41    “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

2.42    “Period of Restriction” means the period during which Shares of Restricted Stock, Unrestricted Stock, Stock Units, Performance Units, or Performance Shares are subject to forfeiture and/or restrictions on transferability. As provided in Section 8 and 9, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.43    “Plan” means The Gap, Inc. 2006 Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.44    “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

2.45    “Retirement” means, in the case of an Employee, a Termination of Service by reason of the Employee’s retirement at or after his or her normal retirement date under GapShare (the Company’s “401(k)” plan) or any successor plan. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement”. With respect to a Nonemployee Director, “Retirement” means a Termination of Service at or after the age of 72.

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2.46    “Return on Equity” means the Company’s or a division’s Earnings for the Performance Period expressed as a percentage of the Company’s or a division’s average shareholders’ equity over the Performance Period.

2.47    “Return on Net Assets” means the Company’s or a division’s Earnings for the Performance Period expressed as a percentage of the Company’s or a division’s average balance of selected assets over the Performance Period.

2.48    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.49    “Sales Volume” means the total sales volume per store of the Company or one of its divisions for the Performance Period.

2.50    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.51    “Shares” means the shares of the Company’s common stock, $0.05 par value.

2.52    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as a SAR.

2.53    “Stock Unit” means an Award granted pursuant to Section 9.

2.54    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.55    “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.56    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous (i) reemployment of the individual by the Company or an Affiliate, or (ii) with respect to Awards (other than Incentive Stock Options) granted on or after January 28, 2003, engagement of the consulting services of the individual by the Company or an Affiliate; (b) in the case of a Consultant, a termination of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous (i) re-engagement of the services of the individual by the Company or an Affiliate, or (ii) with respect to Awards granted on or after January 28, 2003, employment of the individual by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.57    “Total Sales” means the Company’s or a division’s net sales for the Performance Period.

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2.58    “Total Shareholder Return” means, as to any Performance Period, the change in price plus dividend yield of a share of the Company’s common stock.

2.59    “Unrestricted Stock” means an Award granted to a Participant pursuant to Section 8.

SECTION 3

ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Code section 162(m).

3.2    Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. Subject to the provisions of the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of such Awards, (c) determine which Nonemployee Directors shall be granted Awards and the terms and conditions thereof, provided that such Awards shall be subject to Board approval if so required by the Committee Charter, (d) interpret the Plan and the Awards, (e) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Nonemployee Directors who are foreign nationals or employed outside of the United States, (f) implement an Exchange Program, (g) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (h) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Shareholders of the Company. With respect to Nonemployee Directors, all references in the Plan to the Committee’s discretion shall be subject to this Section 3.2 and shall require Board approval if so required by the Committee Charter.

3.3    Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Code section 162(m) or Rule 16b-3.

3.4    Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed the sum of (a) 123,341,342, (b) the number of Shares (not to exceed 39,138,672) that remained available for grant under the Company’s 2002 Stock Option Plan as of January 24, 2006, and (c) any Shares (not to exceed 30,800,884) that otherwise would have been returned to the 2002 Stock Option Plan after January 24, 2006 on account of the expiration, cancellation, or forfeiture of Awards granted thereunder. For purposes of this Section 4.1, each Share issued or transferred pursuant to an Award other than an Option or SAR shall reduce the number of Shares available for issuance under the Plan by 3 Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

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4.2    Lapsed Awards. If an Award expires or is cancelled without having been exercised in full, or is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Unrestricted Stock, Performance Units, Performance Shares, or Stock Units is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, the number of Shares which shall cease to be available under the Plan shall equal the total number of Shares covered by each SAR, as evidenced in the applicable Award Agreement. Shares actually issued pursuant to the SAR and Shares used to pay the tax and exercise price of the SAR will not be returned to the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.2.

4.3    Adjustments in Awards and Authorized Shares. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, reverse stock split, split-up, spin-off, Share combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 6.1, 7.1, 8.1 and 9.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

PERFORMANCE GOALS

5.1    Establishment of Performance Goals. For each Performance Period, on or before the applicable Determination Date, the Committee shall establish and set forth in writing the Performance Goals, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Goals, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following performance criteria:

(a)    Comparable Store Sales Growth;

(b)    Earnings;

(c)    Economic Profit;

(d)    MICAP Free Cash Flow;

(e)    Return on Equity;

(f)    Return on Net Assets;

(g)    Sales Volume;

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(h)    Total Sales;

(i)    Total Shareholder Return;

(j)    the attainment of a share of the Company’s common stock of a specified fair market value for a specified period of time;

(k)    Gross Margin;

(l)    Operating Margin;

(m)    market share;

(n)    Inventory Performance;

(o)    cost reduction measures based on specified goals;

(p)    customer satisfaction based on specified goals that measure customer survey results, customer acquisition, customer loyalty, conversion or customer traffic;

(q)    goals related to the attraction, retention and satisfaction of employees; and

(r)    any combination of the above.

5.2    Committee Discretion on Performance Goals. As determined in the discretion of the Committee, the Performance Goals for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, and/or per store basis, (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index.

5.3    Performance Measures. The Committee may determine at the time the Performance Goals are established that any one or more of the following shall be taken into account, in whole or in part and in any manner specified by the Committee, when determining whether a Performance Goal has been attained:

(a)    the gain, loss, income or expense resulting from changes in generally accepted accounting principles that become effective during the Performance Period or any previous period;

(b)    the gain, loss, income, or expense reported publicly by the Company that are extraordinary in nature;

(c)    the impact of other specified nonrecurring events;

(d)    the gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets or discontinued operations, categories or segments;

(e)    the gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;

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(f)    the impact of impairment of tangible or intangible assets;

(g)    the impact of restructuring or business recharacterization activities, including, without limitation, reductions in force, that are reported publicly by the Company;

(h)    the impact of investments or acquisitions made during the Performance Period, or to the extent provided by the Committee, any prior period;

(i)    the loss from political and legal changes that impact the operations of the Company, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption and regulatory requirements, as determined under generally accepted accounting principles as included in the Company’s annual audited financial statements;

(j)    retained and uninsured losses from natural catastrophes;

(k)    currency fluctuations;

(l)    the expense relating to the issuance of stock options and/or other stock based compensation;

(m)    the expense relating to the early retirement of debt; and

(n)    the impact of the conversion of convertible debt securities.

Each of the adjustments described above shall relate to the Company as a whole or any part of the Company’s business or operations, as applicable given the specified Performance Goal. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition, the Committee shall adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

5.4    Adjustments to Performance Goals. Notwithstanding anything to the contrary contained herein, for each Performance Period, after the Determination Date, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the Award to be nondeductible pursuant to section 162(m) of the Code.

SECTION 6

STOCK OPTIONS

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 18,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof; provided, however, that any Options granted to Nonemployee Directors pursuant to this Section 6 shall be Nonqualified Stock Options.

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6.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3    Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

6.3.1    Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.3.2    Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code section 424(d)) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

6.3.3    Substitute Options. Notwithstanding the provisions of Sections 6.3.1 and 6.3.2, in the event that the Company or an Affiliate consummates a transaction described in Code section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code sections 424(a) and 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

6.4    Expiration of Options.

6.4.1    Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a)    The date for termination of the Option set forth in the written Award Agreement; or

(b)    The expiration of ten (10) years from the Grant Date; or

(c)    The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(d)    The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or death; or

(e)    The expiration of one (1) year from the date of the Participant’s Retirement (except as provided in Section 6.8.2 regarding Incentive Stock Options).

6.4.2    Death of Participant. Notwithstanding Section 6.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to one (1) year after the date of death. To the extent such extension would cause the Option to be subject to Code Section 409A, the extension shall, unless otherwise

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determined by the Committee, be limited to the later of: (1) the 15th day of the third month following the date at which the Option would have expired, or (2) December 31 of the calendar year in which the Option would have expired.

6.4.3    Committee Discretion. The Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 6.8.4 regarding Incentive Stock Options) provided, however, that such Option shall terminate on the expiration of ten (10) years from the Grant Date, if earlier. Unless otherwise determined by the Committee, any extension of the term or exercise period of an Option pursuant to this Section 6.4.3 shall comply with Code Section 409A.

6.5    Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

6.6    Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

6.8    Certain Additional Provisions for Incentive Stock Options.

6.8.1    Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

6.8.2    Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option). Unless otherwise

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determined by the Committee, any extension of the term or exercise period on an Option pursuant to this Section 6.8.2 shall comply with Code Section 409A.

6.8.3    Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

6.8.4    Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

7.1.1    Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 18,000,000 Shares.

7.1.2    Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

7.2    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

7.3    Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

7.4    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.5    Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 also shall apply to SARs.

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7.6    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)    The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value or a combination thereof.

SECTION 8

RESTRICTED STOCK AND UNRESTRICTED STOCK

8.1    Grant of Restricted Stock and Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and Unrestricted Stock to Employees, Consultants, and Nonemployee Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 2,000,000 Shares of Restricted Stock or Unrestricted Stock.

8.2    Restricted Stock or Unrestricted Stock Agreement. Each Award of Restricted Stock or Unrestricted Stock shall be evidenced by an Award Agreement that shall specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3    Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 8.4.

8.4.1    General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

8.4.2    Section 162(m) Performance Restrictions. For purposes of qualifying Awards of Restricted Stock as “performance-based compensation” under Code section 162(m), the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals and Performance Period shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Code section 162(m). In granting Restricted Stock which is intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Code section 162(m) (e.g., in determining the Performance Goals and/or Performance Period).

8.4.3    Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

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8.5    Removal of Restrictions. Restricted Stock shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 8.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable laws. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

8.6     Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

8.7    Dividends and Other Distributions. During any Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8    Return of Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 9

STOCK UNITS, PERFORMANCE UNITS, AND PERFORMANCE SHARES

9.1    Grant of Stock Units, Performance Units, or Performance Shares. Subject to the terms and provisions of the Plan, Stock Units, Performance Units, or Performance Shares may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Stock Units, Performance Units, or Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant shall receive Stock Units or Performance Units having an initial value greater than $20,000,000, and (b) no Participant shall receive more than 2,000,000 Performance Shares.

9.2    Initial Value of Stock Units, Performance Units, or Performance Shares. Each Stock Unit and Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3    Performance Objectives and Other Terms. The Committee shall set performance objectives, a Period of Restriction, Deferral Period, or other vesting criteria in its discretion which, depending on the extent to which they are met, will determine the number or value of Stock Units, Performance Units, or Performance Shares that will be paid out to the Participants. Each Award of Stock Units or Performance Units subject to a Deferral Period and each Award of Performance Shares subject to a Deferral Period shall be referred to herein as Deferred Units or Deferred Shares, respectively. Each Award of Stock Units subject to a Period of Restriction shall be referred to herein as a “Restricted Stock Unit,” . The time period during which the performance objectives must be met shall be the Performance Period. The time period during which the Award is subject to deferral shall be the Deferral Period. Each Award of Stock Units, Performance Units, or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, Period of Restriction, Deferral Period, and such other terms and conditions as the Committee, in its sole discretion, shall

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determine. Unless otherwise determined by the Committee, each Award shall comply with Code Section 409A.

9.3.1    General Performance Objectives. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee or Consultant).

9.3.2    Section 162(m) Performance Objectives. For purposes of qualifying Awards of Stock Units, Performance Units, or Performance Shares as “performance-based compensation” under Code section 162(m), the Committee, in its discretion, may determine that the performance objectives applicable to Stock Units, Performance Units, or Performance Shares shall be based on the achievement of Performance Goals during the Performance Period. The Performance Goals and Performance Period shall be set by the Committee on or before the latest date permissible to enable the Stock Units, Performance Units, or Performance Shares to qualify as “performance-based compensation” under Code section 162(m). In granting Stock Units which are intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Units, Performance Units, or Performance Shares under Code section 162(m) (e.g., in determining the Performance Goals and/or Performance Period).

9.3.3    Deferral of Awards. The Committee may set such terms and conditions for deferral of payment of an Award granted under this Section 9 in accordance with the following provisions:

(a)    Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)    Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than Fair Market Value on the Grant Date.

(c)    Deferral Period. Each grant shall provide that the Deferred Units and Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any Award may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

9.4    Earning of Stock Units, Performance Units, or Performance Shares. After the applicable Period of Restriction of Deferral Period has ended, the Participant shall be entitled to receive a payout of the number of Stock Units, Performance Units, or Performance Shares earned by the Participant over the Period of Restriction or Deferral Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved during the Performance Period. After the grant of Stock Units, Performance Units, or Performance Shares, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Stock Units, Performance Units, or Performance Shares.

9.5    Form and Timing of Payment. Payment of earned Stock Units, Performance Units, or Performance Shares shall be made as soon as practicable after the expiration of the applicable Period of Restriction (subject to any deferral permitted under Section 10.10) or Deferral Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares, or a combination thereof.

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9.6    Dividend Equivalents and Other Ownership Rights. During the Period of Restriction or Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Stock Units, Performance Units, or Performance Shares and shall not have any right to vote such Awards, but the Committee may, consistent with the requirements of Code Section 409A, on or after the Grant Date authorize the payment of Dividend Equivalents on such shares or units in cash or additional Shares on a current, deferred or contingent basis.

9.7    Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Stock Units, Performance Units, or Performance Shares shall be forfeited to the Company, and, except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 10

MISCELLANEOUS

10.1    No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.2    Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.5    Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

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10.6    Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award granted on or after January 24, 2006, to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.7    No Rights as Stockholder. Except to the limited extent provided in Sections 8.6 and 8.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates (which may be in book entry form) representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.9    Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

10.10    Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. In the event of such a deferral, the Committee, in its discretion, may provide that the payment of Dividend Equivalents attributable thereto shall be also deferred until such time as the Award will be settled in accordance with the Participant’s deferral election. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, which rules and procedures shall comply with the requirements of Code Section 409A.

10.11    Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares or Stock Units. The number of Shares or Stock Units received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 10.11 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under

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Rule 16b-3. Unless otherwise determined by the Committee, the elections permitted under this Section 10.11 shall comply with Code Section 409A.

10.12    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

10.13    Code Section 409A. Unless otherwise determined by the Committee, the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10 and taking or permitting such other actions under the terms of the Plan that would otherwise result in a deferral of compensation subject to Code Section 409A.

SECTION 11

AMENDMENT AND TERMINATION

11.1    Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, any material amendments to the Plan as defined by the New York Stock Exchange shall be subject to shareholder approval. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

SECTION 12

LEGAL CONSTRUCTION

12.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

12.6    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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This Proxy Statement is printed on recycled, 10% post-consumer paper. Soy ink, rather than petroleum-based ink, is used throughout. We encourage you to recycle this document when you are finished with it.

Gap Inc.

PROXY	Gap Inc.

Annual Meeting of Shareholders – May 9, 2006

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul S. Pressler, Byron H. Pollitt, Jr. and Lauri M. Shanahan, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions set forth in this Proxy, all shares of common stock of The Gap, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 9, 2006 at 10:00 a.m. local time in San Francisco, California, and any postponements and adjournments thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

IMPORTANT — This proxy must be signed and dated on the reverse side.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF NO CHOICES ARE INDICATED, THE SHARES COVERED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AND, WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

See reverse for voting instructions.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 9, 2006    Two Folsom Street, San Francisco, California

10:00 a.m. Local Time

Admission Ticket

This is your admission ticket to the 2006 Annual Meeting of Shareholders of The Gap, Inc.

Presentation of this ticket on the day of the meeting will grant admission to the shareholder(s) named above.

Attendance will be limited to shareholders only.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/gps/ – QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The Gap, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote “FOR” Items 1, 2 and 3.

1. Election of directors:	01 Howard P. Behar 02 Adrian D. P. Bellamy 03 Domenico De Sole 04 Donald G. Fisher 05 Doris F. Fisher	06 Robert J. Fisher 07 Penelope L. Hughes 08 Bob L. Martin 09 Jorge P. Montoya	10 Paul S. Pressler 11 James M. Schneider 12 Mayo A. Shattuck III	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratify the appointment of Deloitte & Touche LLP as the registered public accounting firm.				☐	For	☐	Against	☐	Abstain
3. To approve the amendment and restatement of our 1996 Stock Option and Award Plan, to be known upon approval as the 2006 Long-Term Incentive Plan.				☐	For	☐	Against	☐	Abstain
4. Such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:
Date: , 2006

Signature(s) in Box

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.